UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12

Emergent BioSolutions Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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April 6, 2012

Dear Fellow Stockholders:

You are cordially invited to attend the Emergent BioSolutions Inc. 2012 Annual Meeting of Stockholders to be held on May 17, 2012 at 9:00 a.m., Eastern time, at the Intercontinental Harbor Court Baltimore, 550 Light Street, Baltimore, Maryland 21202. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are included in the Notice of 2012 Annual Meeting of Stockholders and proxy statement that follow.

We hope you plan to attend the annual meeting. Please vote your shares, whether or not you plan to attend the meeting, by proxy using one of the methods described in the Notice of Internet Availability of Proxy Materials or our proxy statement. Your proxy may be revoked at any time before it is exercised as explained in our proxy statement.

If you plan to attend the meeting, please bring photo identification for admission. Also, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement (or copy thereof) from your broker, bank or nominee confirming your ownership of Emergent BioSolutions stock so that you can be admitted to the meeting. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

On behalf of the board of directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Fuad El-Hibri

Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT. PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE.

EMERGENT BIOSOLUTIONS INC.

2273 RESEARCH BOULEVARD, SUITE 400

ROCKVILLE, MARYLAND 20850

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 17, 2012

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of Emergent BioSolutions Inc. will be held on May 17, 2012 at 9:00 a.m., Eastern time, at the Intercontinental Harbor Court Baltimore, 550 Light Street, Baltimore, Maryland 21202. At the annual meeting, stockholders will consider and vote on the following matters:

1.	the election of Daniel J. Abdun-Nabi, Dr. Sue Bailey, and John E. Niederhuber, M.D. to serve as Class III directors, each for a term of three years;

2.	the ratification of the selection by the audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	the approval of the compensation of our named executive officers, on an advisory basis;

4.	the approval of our Second Amended and Restated 2006 Stock Incentive Plan, which is proposed primarily for, among other purposes, increasing the number of shares authorized for issuance under our Amended and Restated 2006 Stock Incentive Plan by 2,500,000 shares; and

5.	the approval of our 2012 Employee Stock Purchase Plan.

Stockholders also will consider and vote on any other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Our board of directors has no knowledge of any other matters that may come before the meeting.

The board of directors recommends that you vote FOR the election of each of the Class III director nominees, and FOR Proposals 2, 3, 4 and 5. Stockholders of record at the close of business on March 19, 2012 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012

Our proxy statement, a proxy card and our 2011 annual report to stockholders are available on the Internet at http://materials.proxyvote.com/29089Q.

We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please take the time to vote now, whether or not you plan to attend the annual meeting. You may vote by proxy using one of the methods described in the Notice of Internet Availability of Proxy Materials or our proxy statement. Please note, however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name. To obtain directions to the annual meeting, please call our Investor Relations department at (301) 795-1800.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Jay G. Reilly

Vice President, General Counsel and Corporate Secretary

Rockville, Maryland

April 6, 2012

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE.

EMERGENT BIOSOLUTIONS INC.

2273 RESEARCH BOULEVARD, SUITE 400

ROCKVILLE, MARYLAND 20850

PROXY STATEMENT

For the 2012 Annual Meeting of Stockholders

To Be Held On May 17, 2012

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Emergent BioSolutions Inc. for use at the 2012 Annual Meeting of Stockholders to be held on May 17, 2012 at 9:00 a.m. Eastern time, at the Intercontinental Harbor Court Baltimore, 550 Light Street, Baltimore, Maryland 21202, and at any adjournment or postponement thereof.

Internet Availability of Proxy Materials

Consistent with rules adopted by the Securities and Exchange Commission, or SEC, we are furnishing proxy materials to our stockholders through a combination of making the materials available on the Internet and delivering a full set of printed copies of these materials to certain of our stockholders by mail. On or about April 6, 2012, we are mailing to our stockholders of record as of March 19, 2012 printed copies of our proxy statement, a proxy card and our 2011 annual report to stockholders. Beneficial owners of our common stock who own shares of our common stock in “street name” through a broker, bank or other nominee will receive only a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy statement, a proxy card and our 2011 annual report to stockholders, and will not receive printed copies of these materials unless such beneficial owners specifically request them in accordance with instructions provided by their broker, bank or other nominee.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of our annual meeting and help conserve natural resources. Stockholders can receive printed proxy materials by following the instructions included in the Notice of Internet Availability of Proxy Materials and this proxy statement. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

This proxy statement is first being made available to stockholders on or about April 6, 2012.

Copies of this proxy statement, a proxy card and our 2011 annual report to stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, will be furnished without charge to any stockholder upon written or oral request to Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850; telephone: (301) 795-1800. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 also are available in the Investors section of our website at www.emergentbiosolutions.com and the SEC’s website at www.sec.gov. This proxy statement, our 2011 annual report to stockholders and a proxy card are available on the Internet at http://materials.proxyvote.com/29089Q.

Voting Securities and Votes Required

Stockholders of record at the close of business on March 19, 2012, the record date, will be entitled to notice of and to vote at the annual meeting. As of the record date, 36,150,225 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. Stockholders are not entitled to cumulative voting rights. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matter submitted to our stockholders, including the ratification of the selection by the audit committee of Ernst & Young LLP as our independent registered public accounting firm, the advisory vote to approve the compensation of our named executive officers, the approval of our Second Amended and Restated 2006 Stock Incentive Plan and the approval of our 2012 Employee Stock Purchase Plan, requires the affirmative vote of the majority of shares present in person or represented by proxy and voting on such matter at the annual meeting. A representative of American Stock Transfer & Trust Company will serve as the inspector of elections at the annual meeting.

Under New York Stock Exchange, or NYSE, rules, each of the proposal to elect the three nominees to serve as Class III directors, the advisory vote to approve the compensation of our named executive officers, the approval of our Second Amended and Restated 2006 Stock Incentive Plan and the approval of our 2012 Employee Stock Purchase Plan is a non-discretionary item, which means that if you do not give instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be able to vote your shares in its discretion on these proposals. We urge you to provide voting instructions to your broker, bank or other nominee so that your votes may be counted. The proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 is a discretionary item under NYSE rules. Accordingly, brokers, banks and other nominees may exercise discretionary authority with respect to this proposal if you do not provide voting instructions.

When a broker, bank or other nominee votes a client’s shares on some but not all proposals, the missing votes are referred to as “broker non-votes.” “Broker non-votes” will be counted for the purpose of determining whether a quorum exists but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal, and will not affect the outcome of any proposal being presented at the annual meeting. Withheld votes and abstentions are counted for the purposes of determining both (i) the presence of a quorum and (ii) the total number of shares entitled to vote with respect to a proposal. Withheld votes will have no effect on the outcome of the election of directors. Abstentions will have the same effect as a vote against Proposals 4 and 5. Abstentions will have no effect on the outcome of all other proposals being presented at the annual meeting.

A stockholder of record may vote such stockholder’s shares by proxy using one of the methods described below. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Corporate Secretary a duly executed proxy card bearing a later date than the proxy being revoked, or by submitting a new proxy using one of the other methods described below, at any time before that proxy is voted, or by appearing at the meeting and voting in person.

The shares represented by all properly executed proxies received in time for the meeting will be voted as specified. If you do not specify in your proxy how your shares are to be voted, the proxies will be voted as recommended by our board of directors. The board of directors recommends a vote:

•	FOR the election of each of the Class III director nominees named in this proxy statement (Proposal 1);

•	FOR the ratification of the selection by the audit committee of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2);

•	FOR the approval of the compensation of our named executive officers, on an advisory basis (Proposal 3);

•	FOR the approval of our Second Amended and Restated 2006 Stock Incentive Plan (Proposal 4); and

•	FOR the approval of our 2012 Employee Stock Purchase Plan (Proposal 5).

If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

If your shares are held in “street name” for your account by a broker, bank or other nominee, you will receive instructions that you will need to follow from your broker, bank or other nominee explaining how to request printed copies of our proxy materials and how to vote. The broker, bank or other nominee, as the record holder of your shares, is required to vote your shares in accordance with any instructions you provide. If you plan to vote in person at the annual meeting, you should contact the broker, bank or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy available on our website. You will not be able to vote shares you hold in street name at the annual meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

If your shares are registered directly in your name as of the record date, you may vote:

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By Internet.    To vote by Internet, go to www.voteproxy.com and follow the instructions you find on this website. Your proxy will be voted according to your instructions. If you vote by Internet, you do not need to mail in a proxy card.

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By Telephone.    To vote by phone, call 1-800-PROXIES (1-800-776-9437) toll-free from the United States or 1-718-921-8500 from foreign countries and follow the instructions. If you vote by telephone, you do not need to mail in a proxy card. Stockholders with rotary telephone service will not be able to vote by telephone.

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By Mail.    To vote by mail, complete, date and sign a proxy card and mail it to American Stock Transfer & Trust Company using the enclosed envelope. Your proxy will be voted according to your instructions.

•	In Person at the Meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If you sign and return the proxy card or vote by telephone or over the Internet but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the board of directors given above.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or proxy statement addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for proxy materials, stockholders who share the same address will receive only one copy of the Notice of Internet Availability of Proxy Materials or annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies upon written request to Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850; telephone: (301) 795-1800. Eligible stockholders of record receiving multiple copies of the Notice of Internet Availability of Proxy Materials or annual report and proxy statement can request householding by contacting us in the same manner.

If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report or you can request householding by notifying your broker, bank or other nominee.

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our common stock as of March 19, 2012 by each of our named executive officers, each of our directors and director nominees, all of our executive officers and directors as a group and each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock. There were 36,150,225 shares of our common stock outstanding on March 19, 2012.

Name of Beneficial Owner	Outstanding Shares Beneficially Owned(1)	Right to Acquire Beneficial Ownership(2)	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named executive officers, directors and director nominees
Fuad El-Hibri(3)	10,231,008	191,046	10,422,054	28.7%
Daniel J. Abdun-Nabi	13,843	112,027	125,870	*
Steven Chatfield, Ph.D.	3,875	15,501	19,376	*
Adam Havey	4,744	35,527	40,271	*
R. Don Elsey	11,257	56,725	67,982	*
Dr. Sue Bailey	1,200	24,000	25,200	*
Zsolt Harsanyi, Ph.D.	1,200	31,200	32,400	*
John E. Neiderhuber, M.D.	1,800	7,200	9,000	*
Ronald B. Richard	1,200	31,200	32,400	*
Louis W. Sullivan, M.D.	1,200	31,200	32,400	*
Marvin White	1,800	7,200	9,000	*
All executive officers and directors as a group (12 persons)	10,273,127	542,826	10,815,953	29.5%
5% stockholders
BlackRock, Inc.(4)	1,812,449	—	1,812,449	5.0%
Intervac, L.L.C.	5,636,794	—	5,636,794	15.6%
Royce and Associates(5)	1,901,284	—	1,901,284	5.3%
Scopia Management Inc., Matthew Sirovich and Jeremy Mindich(6)	1,959,107	—	1,959,107	5.4%

*	Represents beneficial ownership of less than 1% of common stock.

(1)	Includes shares of common stock that were issued as a result of restricted stock unit awards that have vested. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table above have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address of each of the beneficial owners named in the table above is c/o Emergent BioSolutions Inc., 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850.

(2)	Consists of shares of common stock subject to stock options exercisable as of, or within 60 days of March 19, 2012, and shares of common stock issuable under restricted stock unit awards that vest within 60 days of March 19, 2012. Shares of common stock subject to stock options that are exercisable as of or within 60 days of March 19, 2012 and shares of common stock issuable under restricted stock unit awards that vest within 60 days of March 19, 2012 are deemed to be outstanding and beneficially owned by the person holding the option or restricted stock unit for the purpose of calculating the percentage ownership of that person, but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person.

(3)	Mr. El-Hibri has a pecuniary ownership interest in 10,422,054 shares of our common stock through his direct holdings in certain affiliates, which represents approximately 28.7% of our outstanding common stock. In accordance with the rules and regulations of the SEC, Mr. El-Hibri’s beneficial ownership is deemed to consist of the following shares of our common stock:

•	5,636,794 shares held by Intervac, L.L.C.;

•	1,565,043 shares held by BioPharm, L.L.C.;

•	1,524,155 shares held by Biovac, L.L.C.;

•	1,457,481 held directly by Mr. El-Hibri;

•	191,046 shares of common stock subject to stock options exercisable within 60 days of March 19, 2012; and

•	47,535 shares held by trusts indirectly controlled by Mr. El-Hibri.

For more information regarding beneficial ownership and voting of these shares, see “— Stockholder Arrangements” below.

(4)	BlackRock, Inc. reported sole voting and dispositive power with respect to 1,812,449 shares of our common stock as of December 31, 2011 in a Schedule 13G filed with the SEC on February 9, 2012. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(5)	Royce & Associates, LLC reported sole voting and dispositive power with respect to 1,901,284 shares of our common stock as of December 31, 2011 in Amendment No. 2 to Schedule 13G filed with the SEC on January 11, 2012. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.

(6)

Scopia Management Inc., Matthew Sirovich and Jeremy Mindich, reported shared voting and dispositive power with respect to 1,959,107 shares of our common stock as of December 31, 2011 in a Schedule 13G filed with the SEC on February 10, 2012. The address of Scopia Management Inc., Matthew Sirovich and Jeremy Mindich is 152 West 57th Street, 33rd Fl, New York, New York 10019.

Stockholder Arrangements

Fuad El-Hibri, the executive chairman of our board of directors, is the general manager of Intervac, L.L.C. and in that capacity has the power to vote and dispose of all shares of our common stock held by Intervac. Mr. El-Hibri and his wife, as tenants by the entirety, hold a 41.11% equity interest in Intervac. Mr. El-Hibri disclaims beneficial ownership of the shares of common stock held by Intervac for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent of his pecuniary interest in 2,317,130 shares.

Mr. El-Hibri also holds a 40.17% equity interest in BioPharm, L.L.C. and more than 50% of the class B ownership units of BioPharm, and has the power to direct the voting and disposition of all shares of our common stock held by BioPharm. Mr. El-Hibri disclaims beneficial ownership of these shares for purposes of Section 16 of the Exchange Act, except to the extent of his pecuniary interest in 628,678 shares.

Mr. El-Hibri and his wife, as tenants by the entirety, also hold 89.2% of the ownership interests in Biovac, L.L.C. and have the power to vote and dispose of all shares of our common stock held by Biovac. Mr. El-Hibri disclaims beneficial ownership of these shares for purposes of Section 16 of the Exchange Act, except to the extent of his pecuniary interest in 1,359,546 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2011, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis except for one Form 3 required to be filed by Dr. Steven Chatfield upon his designation as an executive officer subject to the reporting obligations of Section 16(a) of the Exchange Act.

Disclosure of Certain Information on our Website

We may make disclosures of the following information on our corporate website at www.emergentbiosolutions.com:

•	the identity of the presiding director at meetings of non-management or independent directors (or the method of selecting the presiding director if such director changes from meeting to meeting);

•	the method for interested parties to communicate directly with the presiding director or with non-management or independent directors as a group;

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the identity of any member of our audit committee who also serves on the audit committees of more than three public companies and a determination by the board of directors that such simultaneous service will not impair the ability of such member to effectively serve on our audit committee; and

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contributions by us to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

CORPORATE GOVERNANCE

General

Our board of directors is currently authorized to have, and currently has, eight members and is divided into three classes, with one class being elected each year and members of each class serving for staggered three-year terms. Daniel J. Abdun-Nabi, Dr. Sue Bailey and John E. Niederhuber, M.D. are Class III directors with terms expiring at the 2012 annual meeting of stockholders. Fuad El-Hibri and Ronald B. Richard are Class I directors with terms expiring at the 2013 annual meeting of stockholders. Zsolt Harsanyi, Ph.D., Marvin L. White and Louis W. Sullivan, M.D. are Class II directors with terms expiring at the 2014 annual meeting of stockholders. Mr. El-Hibri is the chairman of our board of directors. For more information regarding the members of our board of directors, see “Proposal 1 — Election of Directors” below.

Our board of directors believes that good corporate governance is important to ensure that Emergent BioSolutions is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct and business ethics are available on our website at www.emergentbiosolutions.com under “Investors — Corporate Governance.”

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Emergent BioSolutions and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, include the following:

•	the board of directors’ principal responsibility is to oversee the management of Emergent BioSolutions;

•	a majority of the members of the board of directors shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NYSE rules, a director will qualify as “independent” only if our board of directors affirmatively determines that such director has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our board of directors has established guidelines to assist it in determining whether a director has such a material relationship. Under these guidelines, a director is not considered to have a material relationship with us if such director is independent under Section 303A.02(b) of the NYSE Listed Company Manual, even if such director:

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is an executive officer of another company which is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company with which such director serves as an executive officer; or

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serves as an officer, director or trustee of a tax exempt organization to which we make contributions, unless our discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization’s consolidated gross revenues. Our matching of employee charitable contributions would not be included in the amount of our contributions for this purpose.

In addition, ownership of a significant amount of our stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of our board of directors who are independent.

Our board of directors has determined that Dr. Bailey, Dr. Harsanyi, Dr. Niederhuber, Mr. Richard, Dr. Sullivan and Mr. White meet the foregoing standards, that none of these directors has a material relationship with us and that each of these directors is “independent” as determined under Section 303A.02(b) of the NYSE Listed Company Manual.

Board of Directors Meetings and Attendance

Our board of directors met nine times during the fiscal year ended December 31, 2011, either in person or by teleconference. During 2011, each of our directors attended at least 75% of the aggregate of the number of board and committee meetings held during the period for which such director has been a director.

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. Mr. Abdun-Nabi, Dr. Bailey, Mr. El-Hibri, Dr. Harsanyi, Mr. Hauer, Dr. Niederhuber, Mr. Richard, Dr. Sullivan and Mr. White attended the 2011 annual meeting of stockholders.

The Board’s Role in Risk Oversight

Our board of directors is actively engaged in oversight of risks we face, and consideration of the appropriate responses to those risks. The audit committee of our board of directors periodically discusses risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, with our senior management. The audit committee also reviews and comments on a periodic risk assessment performed by management. After the audit committee performs its review and comment function, it reports any significant findings to our board of directors. The board of directors is responsible for oversight of our risk management programs and, in performing this function, receives periodic risk assessment and mitigation initiatives for information and approval as necessary.

Governance Structure and Lead Director

Historically, our board of directors has chosen to combine the principal executive officer and board chairman positions. Mr. El-Hibri has served as the principal executive officer and chairman of our board of directors since June 2004, and since May 1998 with our predecessor company, BioPort Corporation. In December 2011, the board of directors determined to separate the positions of principal executive officer and board chairman, appointing Mr. El-Hibri as executive chairman of the board and Mr. Abdun-Nabi as principal executive officer effective April 1, 2012. The board of directors feels that this governance structure is optimal because it enables us to gain the benefits of continued leadership and other contributions from Mr. El-Hibri, while at the same time executing on our succession plan.

Our corporate governance guidelines provide that in the event the chairman of our board of directors is not an independent director, a majority of the board’s independent directors may appoint an independent director, who has been nominated by the nominating and corporate governance committee, to serve as lead director. Because Mr. El-Hibri is not an independent director, our independent directors, based on the recommendation of the nominating and corporate governance committee, appointed Mr. Richard as the lead director in May 2011. Prior to this, the role of lead director had been held by Dr. Sullivan. As lead director, Mr. Richard serves as the presiding director at all executive sessions of our non-management or independent directors, facilitates communications between Mr. El-Hibri and other members of the board of directors, determines the need for special meetings of the board of directors and consults with Mr. El-Hibri on matters relating to corporate governance and board performance.

Board Committees

Our board of directors has established four standing committees — audit, compensation, nominating and corporate governance and scientific review — each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are available on our website at www.emergentbiosolutions.com under “Investors — Corporate Governance.” Alternatively, you can request a copy of any of these documents by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850.

Our board of directors has determined that all of the members of each of the audit, compensation, and nominating and corporate governance committees are independent as defined under the rules of the NYSE, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	assisting the board in overseeing our compliance with legal and regulatory requirements;

•	periodically discussing our risk management policies, and reviewing and commenting on a periodic risk assessment by management;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules, which is included beginning on page 13 of this proxy statement.

The members of our audit committee are Dr. Harsanyi, Mr. Richard and Mr. White. Mr. White chairs the committee. Our board of directors has determined that Dr. Harsanyi and Mr. White each qualifies as an “audit committee financial expert” as defined by applicable SEC rules. Our audit committee met eight times during 2011, either in person or by teleconference.

Compensation Committee

The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers;

•	determining the compensation of our chief executive officer;

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

•	overseeing the evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 17 of this proxy statement; and

•	preparing the compensation committee report required by SEC rules, which is included beginning on page 29 of this proxy statement.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “— Executive and Director Compensation Processes.”

The members of our compensation committee are Dr. Sullivan, Dr. Niederhuber and Mr. White. Dr. Niederhuber replaced Mr. Richard as a member of the compensation Committee on May 19, 2011. Dr. Sullivan has served as chair since Mr. Richard’s departure from the compensation committee on May 19, 2011. Our compensation committee met eight times during 2011, either in person or by teleconference.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and making recommendations to the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles; and

•	overseeing an annual evaluation of the board of directors.

The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “— Director Nomination Process.”

The members of our nominating and corporate governance committee are Mr. Richard, Dr. Sullivan and Dr. Bailey. Mr. Richard replaced Dr. Neiderhuber as a member of the nominating and corporate governance committee on May 19, 2011, and has served as chair since that date. Our nominating and corporate governance committee met six times during 2011, either in person or by teleconference.

Scientific Review Committee

The responsibilities of the scientific review committee, which the board established in October 2010, include:

•	reviewing, evaluating and advising the board of directors regarding existing products and technology platforms;

•	reviewing, evaluating and advising the board of directors regarding the priorities with respect to our research and development programs in light of corporate strategy; and

•	providing advice and guidance to management with respect to proposed acquisitions, in-licensing, collaborations and alliances with key scientific organizations.

The members of our scientific review committee are Dr. Bailey, Dr. Harsanyi and Dr. Niederhuber. Mr. Hauer served as a member of the scientific review committee until his resignation from the board of directors on October 26, 2011. Dr. Bailey chairs the committee. Our scientific review committee met three times during 2011, in person.

Executive and Director Compensation Processes

The compensation committee has implemented an annual review program for our executive officers pursuant to which the committee determines annual salary increases, annual cash bonus amounts and annual equity awards granted to our executive officers. Our chief executive officer and senior vice president of human resources prepare compensation recommendations regarding the compensation of each of our executive officers, other than the chief executive officer, and present these recommendations to the compensation committee for approval. The compensation committee evaluates the overall performance of the chief executive officer and the other executive officers based on achievement of corporate goals and objectives, achievement of individual goals, performance of job responsibilities and demonstration of behavioral competencies. The compensation committee then makes individual compensation decisions for the chief executive officer and the other executive officers based on these evaluations and competitive market data.

The board of directors has delegated to our chief executive officer and our executive chairman the authority to grant stock options and restricted stock units to employees under our Amended and Restated 2006 Stock Incentive Plan. Neither our chief executive officer nor our executive chairman has authority to grant options or restricted stock units to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee or to any person who the board of directors or the compensation committee may from time to time designate in writing. In addition, neither the chief executive officer nor the executive chairman has authority to grant, in the aggregate, options and restricted stock units with respect to more than 2,000,000 shares of common stock in any fiscal year or to grant to any person, in any one fiscal year, options and restricted stock units with respect to more than 287,700 shares of common stock, in each case as counted against the maximum aggregate number of shares of common stock available for issuance under our Amended and Restated 2006 Stock Incentive Plan.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During 2011, the compensation committee retained Towers Watson as an outside consultant to advise the compensation committee on market compensation practices and the implementation of public company compensation programs and policies and to review recommendations from management on compensation matters. The compensation committee met with the compensation consultant six times in 2011 and three times in 2012, at the time salary, annual bonus targets and equity award guidelines were being considered for the chief executive officer and our other executive officers. This compensation consultant performed executive compensation services in support of the compensation committee. This compensation consultant also performed certain additional services for the company during 2011 for an aggregate amount of less than $50,000.

The compensation of our directors is established by our nominating and corporate governance committee based on market practice information provided by our independent compensation consultant. This compensation is periodically reviewed with respect to cash retainers, meeting fees and equity incentives.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board of directors.

In considering whether to recommend any particular candidate for inclusion in the board of director’s slate of recommended director nominees, our nominating and corporate governance committee considers the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The committee does not have a formal policy with respect to diversity, but believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Additionally, our corporate governance guidelines state that it is an overriding goal of the board of directors to strive for diversity in the composition of the membership of the board of directors.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Emergent BioSolutions Inc., 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth under “Stockholder Proposals” in this proxy statement.

At the 2012 annual meeting, our stockholders will be asked to consider the election of Daniel J. Abdun-Nabi, Dr. Sue Bailey, and John Niederhuber, M.D. Mr. Abdun-Nabi and Dr. Bailey were previously elected as Class III directors at our 2009 annual meeting of stockholders. During 2010, Dr. Niederhuber was appointed by our board of directors as a new Class III director and he has been nominated for election as a director for the first time. Dr. Niederhuber was originally proposed to the nominating and corporate governance committee by a non-management director and our board of directors determined to include him among its nominees.

Communicating with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. The lead director, with the assistance of our corporate secretary, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as the lead director considers appropriate.

Under procedures approved by a majority of our independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Corporate Secretary, Emergent BioSolutions Inc., 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services. For 2011, audit fees include an estimate of amounts not yet billed. None of the fees described in the following table were approved using the “de minimis exception” under SEC rules.

	2011 Summary	2010 Summary
Audit Fees(1)	$1,069,227	$1,100,641
Audit-Related Fees(2)	$—	$78,200
Tax Fees(3)	$299,870	$207,504
All Other Fees	$—	$—

	$1,369,097	$1,386,345

(1)	Audit fees consist of fees for the audit of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of tax returns and claims for refunds, accounted for $111,620 of the total tax fees billed in 2011 and $87,141 of the total tax fees billed in 2010. Tax advice and tax planning services relate to assistance with tax credit and deduction studies and calculations, and tax advice related to acquisitions, structure and transfer pricing.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Audit Committee Report

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2011 and discussed them with our management and our independent registered public accounting firm.

The audit committee also has received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011.

By the Audit Committee of the Board of Directors of

Emergent BioSolutions Inc.

Marvin L. White, Chair

Zsolt Harsanyi, Ph.D.

Ronald B. Richard

Transactions with Related Persons

Consulting Agreement

From March 2006 until November 5, 2011, we were party to consulting agreements with The Hauer Group, which provided us with strategic consulting and domestic marketing advice. Jerome Hauer, who was a member of our board of directors until his resignation on October 26, 2011, is the chief executive officer of The Hauer Group, and Mr. Hauer and his wife are the sole owners of The Hauer Group. Under the terms of the consulting agreements that were in effect during 2011, we paid The Hauer Group $15,000 per month for its services. We provided notice of termination of the consulting agreement on October 26, 2011. Under the consulting agreement, we paid The Hauer Group $165,000 in 2011.

Agreements with Intergen N.V.

On February 10, 2009, we entered into an amended and restated marketing agreement with Intergen N.V. that amended and restated a prior amended and restated marketing agreement between the parties. The marketing agreement is effective as of November 5, 2008, the date the prior agreement expired in accordance with its terms. Yasmine Gibellini, the chairperson and a major shareholder of Intergen, is the sister of Fuad El-Hibri, the executive chairman of our board of directors. Under the marketing agreement, we appointed Intergen as our marketing representative for the sale and promotion of BioThrax, PreviThrax™ (recombinant protective antigen anthrax vaccine, purified), Anthrivig™ (fully human anthrax immune globulin), recombinant botulinum vaccine and botulinum immune globulin in Saudi Arabia, Qatar and United Arab Emirates, unless the export of such products to any of these countries is prohibited by the U.S. government. The appointment is non-exclusive. We agreed to pay Intergen a fee equal to 17.5% of net sales of the marketed products pursuant to customer contracts in Saudi Arabia, and 15% in Qatar and United Arab Emirates. Under the marketing agreement, we agreed to reimburse Intergen for out-of-pocket expenses attributable to a particular purchase contract up to a specified percentage of net sales under that contract. The marketing agreement has a one-year term currently expiring on November 5, 2012, and will be extended automatically for successive one-year terms unless terminated by either party. Either party may terminate the marketing agreement on 90 days notice. We have not paid Intergen any fees to date under this agreement.

Consulting Agreement with Noce, LLC

In August 2010, we entered into a consulting agreement with Noce, LLC to provide services on special projects as designated from time to time. Mauro Gibellini, our former senior vice president corporate affairs, is the principal member of Noce, LLC and the brother-in-law of Fuad El-Hibri, the executive chairman of our board of directors. Under the terms of the consulting agreement, we paid Noce, LLC $5,000 per month for its services. The agreement expired on August 30, 2011. Under this agreement, we paid Noce, LLC $35,000 in 2011.

Registration Rights

In September 2006, we granted registration rights with respect to shares of our common stock to our principal stockholders. The following table sets forth the number of shares of our common stock subject to these registration rights that are held by our 5% stockholders and their affiliates as of March 19, 2012.

Name	Number of Shares of Common Stock
Intervac, L.L.C.	2,317,130
BioPharm, L.L.C.	628,678
Biovac, L.L.C.	1,359,546

Demand registration rights.    Subject to specified limitations, holders of these registrations rights may require that we register all or part of our common stock subject to the registration rights for sale under the Securities Act of 1933. These holders may demand registration of our common stock so long as the offering price to the public of the shares requested to be registered is at least $25,000,000. We are required to effect only one demand registration, subject to specified exceptions.

Incidental registration rights.    If we propose to register any of our common stock under the Securities Act of 1933, subject to specified exceptions, either for our own account or for the account of other security holders, holders of registration rights are entitled to notice of the registration and to include shares of common stock that are subject to the registration rights in the registered offering.

Limitations and expenses.    With specified exceptions, the right to include shares in a registration is subject to the right of underwriters for the offering to limit the number of shares included in the offering. We are required to pay one-half of all fees, costs and expenses of any demand registration, other than underwriting discounts and commissions.

Policies and Procedures for Related Person Transactions

In March 2007, our board of directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature are reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is consistent with our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter. There were no related person transactions in 2011 with respect to which these policies and procedures were not followed.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers and their respective ages and positions as of April 1, 2012 are as follows:

Name	Age	Position
Fuad El-Hibri	54	Executive Chairman
Daniel J. Abdun-Nabi	57	President and Chief Executive Officer
Steven N. Chatfield, Ph.D.	55	Executive Vice President and President, BioSciences Division
Adam Havey	41	Executive Vice President and President, BioDefense Division
Robert G. Kramer	54	Interim Executive Vice President, Corporate Services Division
R. Don Elsey	58	Senior Vice President Finance and Administration, Chief Financial Officer and Treasurer

Fuad El-Hibri.    For more information about Mr. El-Hibri, see his biography under the caption “Proposal 1 — Election of Directors.”

Daniel J. Abdun-Nabi.    For more information about Mr. Abdun-Nabi, see his biography under the caption “Proposal 1 — Election of Directors.”

Steven N. Chatfield, Ph.D.    Dr. Chatfield has served as our executive vice president and president, biosciences division since January 2012. Dr. Chatfield previously served as senior vice president strategic investments from March 2010 to December 2011 and senior vice president biodefense from December 2009 to March 2010. From September 2007 through November 2009, Dr. Chatfield served as executive director of the centre for emergency preparedness and response of the U.K. Health Protection Agency. Prior to joining the U.K. Health Protection Agency, Dr. Chatfield served as Emergent’s chief scientific officer from January 2005 to August 2007 and as president of our wholly owned subsidiary, Emergent Product Development UK Limited from June 2005 to August 2007. Dr. Chatfield served as development director and chief scientific officer of Microscience Limited, a U.K. biotechnology company, from March 1999 to December 2004. We acquired Microscience in June 2005. Prior to joining Microscience, Dr. Chatfield held various positions in the field of vaccine research and development, including director of biotechnology at Medeva plc, director of research at Evans Medical and several positions at Wellcome Biotechnology and the Wellcome Foundation. Dr. Chatfield received a Ph.D. from the Council for National Academic Awards in association with the University of Birmingham in the United Kingdom.

R. Don Elsey.     Mr. Elsey has served as senior vice president finance and administration since May 2007, chief financial officer since March 2006 and treasurer since June 2005. Mr. Elsey previously served as vice president, finance from June 2005 to May 2007. Mr. Elsey served as the director of finance and administration at IGEN International, Inc., a biotechnology company, and its successor BioVeris Corporation, from April 2000 to June 2005. Prior to joining IGEN, Mr. Elsey served as director of finance at Applera, a genomics and sequencing company, and in several finance positions at International Business Machines, Inc. Mr. Elsey received an M.B.A. in finance and a B.A. in economics from Michigan State University. Mr. Elsey is a certified management accountant.

Adam Havey.    Mr. Havey has served as our executive vice president and president, biodefense division since March 2011. Mr. Havey previously served as president of Emergent BioDefense Operations Lansing LLC from January 2009 to February 2011; vice president of business operations from November 2007 to December 2008; and senior director of manufacturing development from June 2006 to November 2007. Mr. Havey received a B.S. in chemical engineering from Michigan State University.

Robert G. Kramer, Sr.    Mr. Kramer has been a consultant to us since September 2011, serving as interim executive vice president corporate services division since January 2012, and interim executive vice president and president, biosciences division from September 2011 to December 2011. Previously, from January 2009 until his retirement in March 2010, Mr. Kramer served in a number of advisory capacities including as program lead for our recombinant protective antigen anthrax vaccine program and leading certain strategic initiatives. Mr. Kramer had served as executive vice president of manufacturing operations from April 2007 through January 2009, and as president and chief executive officer of Emergent BioDefense Operations Lansing Inc., formerly BioPort Corporation, from July 2004 through January 2009. Prior to that, Mr. Kramer served as chief financial officer of BioPort from February 1999 to August 2000, as chief operating officer of BioPort from September 2000 to June 2004 and as president of BioPort from October 2001 to June 2004. Prior to joining BioPort, Mr. Kramer served in various financial management positions at Pharmacia Corp., which was subsequently acquired by Pfizer Inc., and with subsidiaries of Northwest Industries. Mr. Kramer received an M.B.A. from Western Kentucky University and a B.S. in industrial management from Clemson University.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation programs, policies and decisions and the most important factors relevant to an analysis of these programs, policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executives and is intended to place in perspective the data presented in the tables and narrative that follow.

The compensation committee of our board of directors oversees our executive compensation programs. In this role, the compensation committee reviews and approves all compensation decisions relating to our named executive officers. The compensation committee has hired Towers Watson as its independent compensation consultant to provide competitive compensation data and assist with the implementation of various aspects of our base salary determinations, annual bonus plan and long-term incentive program. Towers Watson provides data and advice that the compensation committee considers in making its decisions.

2011 Compensation Initiatives

Over the last year, the compensation committee has taken a number of actions to improve our governance practices as they pertain to executive compensation. These actions include the following:

Benefit to Stockholders	Initiative

Align executive interests with those of stockholders	• Adopt a stock ownership requirement for our executive officers • Implement share retention requirements for our executive officers

Protect stockholder value on a change of control

•    Remove the ability for any executive to resign within a certain period of time after a change of control for any reason and still receive severance benefits

•    Eliminate gross-up payments with respect to applicable excise taxes on severance payments to participants

Incentivize appropriate financial reporting and operational compliance

•    Adopt a compensation recovery policy pursuant to which certain incentive based compensation can be recouped from current and former executives under specific triggers, such as compensation that was based on financial results or operating metrics that were satisfied as a result of the fraudulent or illegal conduct

Limit value transfer from stockholders to employees to an appropriate pace	• Provide for three-year vesting for equity awards that vest solely based on the passage of time, subject to certain exceptions and limitations

More information about these initiatives and others is located in this Compensation Discussion and Analysis and elsewhere in this proxy statement.

2011 Overview of Corporate Goals

Our compensation committee awarded bonuses for 2011 to our executive officers based in part on our overall achievement of corporate goals. We achieved revenues of approximately $273 million against a goal of $325 million, a result of reduced deliveries of BioThrax to the strategic national stockpile due to the redeployment of our potency testing capacity from BioThrax release testing to qualification of replacement reference standards and other development testing during the first quarter of 2011, coupled with lower production yields. We achieved net income of approximately $23 million against a goal of $35 million, which was a result of lower revenues, partially offset by a company-wide cost cutting measure. We met our goal of progressing our portfolio of product candidates to include seven products in phase II clinical trials. We also met our goal of substantially completing the build-out of our Baltimore facility, on schedule and within budget, to support cGMP development and commercialization of platform products.

New Corporate Leadership Structure

In December 2011, we announced that Fuad El-Hibri would retire as chief executive officer effective April 1, 2012. Mr. El-Hibri continues to serve as executive chairman of the Board of Directors and focuses on corporate strategy as well as merger and acquisition opportunities for the Company. The Company also announced that Daniel J. Abdun-Nabi would become president and chief executive officer on April 1, 2012. Accordingly, many of the compensation actions described in this “Compensation Discussion and Analysis” reflect this new corporate governance structure and these new roles for these executive officers.

Role of Executive Officers in Determining Executive Compensation

The compensation committee approves all compensation decisions relating to our named executive officers, including our chief executive officer. As part of this process, the chief executive officer, together with our senior vice president human capital, prepares compensation recommendations for each of our named executive officers, other than the chief executive officer, and presents these recommendations to the compensation committee for approval. The outside compensation consultant retained by the compensation committee assists in this effort, periodically meeting with management to gain input on objectives with respect to executive compensation and assisting the compensation committee in its deliberations. No named executive officer is present when the committee makes decisions regarding his or her compensation.

Executive Compensation Principles

Our executive compensation programs are based on four key principles, around which we have designed our executive compensation programs:

Executive Compensation Principles:

•       pay should be linked to performance

•       compensation opportunities should be competitive with similarly sized, commercial-stage biotechnology companies

•       the equity compensation program should align executive interests with those of stockholders and should be simple for participants to understand

•       supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives

Pay should be linked to performance.    We believe that a significant portion of each senior executive’s compensation should be variable. The performance of senior executives has a significant impact on the overall performance of our company. To that end, a significant portion of the compensation opportunity provided to our senior executives is variable and based on performance. We consider both annual cash bonuses and equity awards to be variable compensation.

The following charts set forth information regarding the targeted mix of compensation for 2011 for our chief executive officer and our other named executive officers.

Targeted Mix of Compensation for 2011

Chief Executive Officer	Average of Other Named Executive Officers

(1)	Based on target annual cash bonuses for 2011.
(2)	The target value delivered by long-term equity-based awards is calculated based on a modified Black-Scholes model as described further in the “Equity Awards” discussion.

Compensation opportunities should be competitive with similarly sized, commercial-stage biotechnology companies.    In making compensation decisions for our chief executive officer and president and chief operating officer for the first quarter of 2012, and for all other named executive officers for the full year 2012, the compensation committee reviewed data in the Radford Global Life Sciences Survey, or Radford Survey. We use the Radford Survey, which collects information from several hundred companies in our industry, to assist in setting salaries, target bonus percentages and long-term incentive award guidelines. The compensation committee considered blended data from the Radford Survey from (i) companies employing 150 to 499 employees and (ii) companies employing over 500 employees. As a second data point, we collect salary, target bonus and long-term incentive award values of comparable executives from proxy statements of similarly-sized, commercial-stage biotechnology companies with a vaccine or therapeutic focus that are generally in a similar phase of business life cycle as us.

Now that we have determined to separate the offices of chairman of the board and chief executive officer and implement the position of executive chairman, in making compensation decisions for total cash compensation and long-term incentive compensation for our executive chairman and chief executive officer for the balance of 2012, the compensation committee reviewed data from the proxy statements of selected companies that have separate individuals in those offices. It is our belief that the roles and compensation of executive chairs and chief executive officers in companies that have separate individuals in those offices differs from that of companies with non-executive chairs. We believe that comparable data from this proxy peer group provides a more valid basis than general industry surveys for making compensation decisions for our executive chairman and chief executive officer.

The equity compensation program should align executive interests.    We make annual equity awards to align the compensation opportunity for our executives with stockholder value creation. Prior to 2010, we granted only stock options; however, beginning in 2010 we began to grant a mix of stock options and restricted stock units such that 50% of the value of the total long-term incentive award is intended to be delivered through each form of compensation.

Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.    We believe that performance-based compensation should receive the greatest weighting in compensation opportunities for executives. Accordingly, we use supplemental benefits on a case-by-case basis only to the extent we consider necessary to attract or retain particular executives. Our grant of these benefits has been minimal and no named executive officer received any supplemental benefits or perquisites in 2011.

Elements of Executive Compensation

Compensation for our executives generally consists of the following elements:

•	base salary;

•	annual cash bonuses;

•	equity awards;

•	insurance, retirement and other traditional benefits generally available to all employees; and

•	severance and change of control benefits.

Base Salary.    In the first quarter of 2012 we provided base salaries to our chief executive officer and president and chief operating officer, and going forward we anticipate providing base salaries to our executive chairman and chief executive officer, in amounts based between the 50th and 75th percentile of the proxy data of companies that have separate individuals in the offices of executive chair and chief executive officer. We generally provide base salaries to our named executive officers other than our executive chairman and chief executive officer within a competitive range in an amount based in the aggregate around the 50th percentile of the Radford Survey data as described above. However, the percentile for any given executive may vary below or above these targets, sometimes substantially, based on a variety of factors, including the executive’s seniority, time in role, scope of responsibilities, individual performance and potential future contributions to our company. In addition, we consider our overall financial performance in making decisions to adjust executive salaries. The compensation committee reviews base salaries at least annually and adjusts such salaries from time to time to realign them with market levels after taking into account individual responsibilities, performance and experience. The factors considered in making a specific adjustment to base salary may relate to a change in the emphasis placed on one or more of the factors that were used to set the initial base salary for a particular named executive officer, or reflect a new factor that arises in the course of our operations.

The compensation committee used the information described above in approving the annual base salaries paid to our named executive officers for 2011 that are described in “Executive Compensation” below, and in approving the following 2012 annual base salaries as summarized in the following table.

Name	2011 Base Salary	2012 Base Salary	Increase from 2011
Fuad El-Hibri(1)	$669,394	$710,902	6%
Daniel J. Abdun-Nabi(2)	$466,710	$490,048	5%
Steve Chatfield	£178,000	£213,092	20%
Adam Havey	$315,016	$322,899	3%
R. Don Elsey	$368,430	$379,496	3%

(1)	Mr. El-Hibri’s annual base salary reflected in the table is for the period of January 1, 2012 through March 31, 2012 is $710,902. Effective April 1, 2012, in connection with Mr. El-Hibri’s appointment as executive chairman, Mr. El-Hibri’s annual total cash compensation will be $700,000.

(2)	Mr. Abdun-Nabi’s annual base salary reflected in the table is for the period of January 1, 2012 through March 31, 2012 is $490,048. Effective April 1, 2012, in connection with Mr. Abdun-Nabi’s appointment as chief executive officer, Mr. Abdun-Nabi’s annual base salary will be $550,000.

Annual Cash Bonuses.    The compensation committee has the authority under our Annual Bonus Plan for Executive Officers to award annual cash bonuses to our executives. Each executive other than our executive chairman is eligible for an annual bonus, which is intended to motivate and compensate each executive for achieving financial and operational goals and individual performance objectives. The amount of annual bonuses that are payable under this plan are reviewed and approved by the compensation committee. Amounts are determined as follows:

The philosophy of the compensation committee is to set bonus targets at approximately the 50th percentile as measured against the Radford Survey data. No participant may earn a bonus of more than twice their target bonus percentage. The corporate factor may range from 0 to 1.5, based on our achievement of corporate goals determined by the compensation committee, and the individual factor may range from 0 to 1.5, based on an evaluation of each participant’s performance of day-to-day responsibilities, behavioral competencies, and achievement of individual goals determined by the compensation committee. The compensation committee may also make discretionary bonuses outside of the framework of the bonus plan. No such bonuses were awarded to our named executive officers in 2011.

In January 2012, the compensation committee met to determine the corporate factor to be applied to bonuses to be paid for 2011 performance. In addition to the corporate goals described above, the compensation committee also took the achievement of the following into consideration in evaluating corporate performance:

•	award of our five year, 44.75 million dose BioThrax procurement contract;

•	the success of the divisions and groups at completing or substantially completing their goals; and

•	fiscal responsibility exhibited in cutting costs to achieve revised net income guidance estimates.

Based on this performance, the compensation committee established a corporate factor of 0.9 for the payment of 2011 bonuses.

Equity Awards.    We use stock option and restricted stock unit awards as the sole form of long-term incentive compensation for executives and other employees. All stock option and restricted stock unit awards to named executive officers in 2012 were made by the compensation committee.

For all equity awards in 2012, we relied on guidelines that the compensation committee approved based on data provided by the independent compensation consultant to determine annual equity awards to executives. The guidelines set forth a dollar value for the amount of annual equity grants that we may make to executives and other employees and included a minimum, midpoint and maximum target value of equity to be awarded to each participant level. The midpoint target value of equity to be awarded is generally slightly higher than the 50th percentile of long-term incentive values as compared to the Radford Survey data as described above for all named executive officers other than our executive chairman and chief executive officer. The guidelines for the executive chairman and chief executive officer are generally equal to the 50th percentile of long-term incentive values as compared to the proxy peer group for those positions.

Over the range of equity grant values permitted by the guidelines, the total value to be awarded to each named executive officer is a reflection of each named executive officer’s individual factor. The following calculations formed the basis for the number of stock options and restricted stock units granted to our executives.

•

The number of options is equal to 50% of the total desired long-term incentive value divided by 50% of the one-year average closing price of our common stock on the NYSE, which we believe approximates the Black-Scholes valuation of a stock option.

•	The number of restricted stock units is equal to 50% of the desired long-term incentive value divided by the one-year average closing price of our common stock on the NYSE.

We generally make an annual equity grant to all executives and eligible employees on the third full trading day following the release of our financial results for the prior fiscal year. We generally make an equity grant on the third full trading day following the release of our financial results for the most recently completed fiscal quarter to executives and eligible employees who have been hired or promoted since the occurrence of the last equity grant. If circumstances warrant, we also may make equity grants at various other points throughout the year. The compensation committee makes all awards to named executive officers, while our chief executive officer and executive chairman have been authorized to make awards to eligible employees other than executive officers.

The exercise price of all stock options we grant is equal to the fair market value of our common stock on the date of grant, which we consider to be the closing sales price of our common stock on the NYSE on the trading day immediately preceding the date of grant. Options granted to our named executive officers vest in three equal annual installments beginning one year from the date of grant and have a seven year term. The vesting feature of our stock option awards is intended to aid in executive retention by providing an incentive to our executives to remain in our employ during the vesting period.

The compensation committee reviews all components of each executive’s compensation when determining equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. The compensation committee may consider the value of previously granted equity awards in making future grants, but a significant amount of value represented by previous awards or a significant level of stock ownership will not necessarily cause the committee to forego making, or reduce the amount of, any future award.

With stock options, executives are rewarded if our stock price increases above the exercise price of the stock option. We believe that stock option awards are an effective method of motivating executives to manage our company in a manner that is consistent with the long-term interests of our stockholders. We believe that restricted stock units are another effective tool for motivating, retaining and incentivizing executives, especially when used in addition to stock option awards. The stock ownership opportunities afforded by restricted stock units align motivation of executives with the goals of stockholders even in situations where declines in our stock price diminish the retentive or incentivizing effects of stock options. In addition, we believe that stock options and restricted stock units are simple for participants to understand because we have engaged in broad training to ensure that these forms of equity-based compensation are familiar to our executives. The compensation committee has reviewed and will continue to monitor market trends with respect to equity incentives and may periodically evaluate the appropriateness of other forms of equity-based compensation.

Benefits.    We maintain broad-based benefits and perquisites that are generally available to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans on the same basis as other employees. We provide a matching contribution for each 401(k) plan participant of 50% of the participant’s elective deferrals for the year up to 6% of the participant’s salary. The matching contribution is fully and immediately vested. Dr. Chatfield is a

U.K. resident and does not participate in our 401(k) plan. As described under “— Executive Compensation — Employment Agreements,” under the terms of his employment agreement with us, if Dr. Chatfield makes a monthly contribution equal to 2.5% of his salary to a qualified personal pension plan, we will contribute an amount equal to 13% of his salary to such plan.

Executive Severance Arrangements.    Compensation for named executive officers includes severance and change of control arrangements, which are reflected in our 2011 Senior Management Severance Plan, or the Senior Management Severance Plan. Our Senior Management Severance Plan provides for payments and benefits as a result of involuntary termination without cause or termination of employment in particular circumstances in connection with a change of control. Each year the compensation committee reviews benchmarking data to evaluate whether the benefits to be received by each executive continue to be competitive compared to our proxy peer group. The Senior Management Severance Plan is designed based on our understanding of market practice at comparable companies for similarly situated executives and in a manner that we believe is likely to attract and help retain high quality executive talent. The Senior Management Severance Plan is described in greater detail under “— Executive Compensation — Payments Upon Termination or Change of Control.”

The total liabilities associated with severance and change in control benefits are quantified annually for our named executive officers and provided to the compensation committee. However, the compensation committee does not generally consider these benefits in making current salary and bonus decisions.

In making its decision to adopt the Senior Management Severance Plan, the compensation committee considered the views of the outside compensation consultant that the program was generally consistent with market practice, as well as information on the potential costs associated with the program. The triggers for benefits are based on market practice and the compensation committee’s view that some level of income continuation should be provided in the event a named executive officer’s employment is terminated without cause or by the executive with good reason as those terms are defined in the Senior Management Severance Plan. In addition, the compensation committee believes that, based on market practice, the vesting of outstanding equity awards should accelerate if the executive is terminated without cause or leaves for good reason following a change in control. We do not provide any payments or benefits in the case of termination by an executive without good reason or in the case of termination for cause.

2011 Executive Compensation Determinations

The following sections set forth a detailed discussion of specific compensation committee decisions made in February and March 2012 regarding the award of bonuses to our named executive officers for fiscal year 2011, the award of equity grants in March 2012 and the establishment of base salaries and target bonuses for fiscal 2012.

Fuad El-Hibri.    In March 2011, the compensation committee used the Radford Survey data and gave consideration to the proxy peer group in approving a target annual cash bonus percentage for Mr. El-Hibri of 75%. In March 2012, the compensation committee evaluated Mr. El-Hibri’s performance, taking into account, among other factors, the following:

•	progress on achievement of the corporate goals described above,

•	implementation of senior management succession and development planning process,

•	award of our five-year, 44.75 million dose BioThrax procurement contract, and

•	advancement of the company’s enterprise risk management initiatives.

Based on its evaluation, the compensation committee determined to award Mr. El-Hibri a bonus of $655,170 for 2011.

Mr. El-Hibri served as our chief executive officer for the first three months of 2012. Based on the performance evaluation and the market data from the Radford Survey, in March 2012 our compensation committee approved an increase in Mr. El-Hibri’s base salary and target bonus for the period of January 1, 2012 through March 31, 2012 from $669,394 to $710,902 and from 75% to 80%. The following represents Mr. El-Hibri’s total target cash compensation for the first quarter of 2012 as compared to the Radford Survey data.

Effective April 1, 2012, in connection with Mr. El-Hibri’s appointment as executive chairman, the compensation committee approved an annual 2012 total cash compensation for Mr. El-Hibri of $700,000. The compensation committee approved an award of $625,000 in equity to Mr. El-Hibri on March 13, 2012. Mr. El-Hibri will not participate in the bonus program. Mr. El-Hibri’s compensation was set using the proxy peer group for companies with an executive chairman as benchmark data because the compensation committee felt that the role to be performed by Mr. El-Hibri was not adequately reflected in the Radford Survey data. The following represents Mr. El-Hibri’s total target compensation for the period April 1, 2012 through December 31, 2012 as compared to the comparative proxy data of companies with an executive chairman.

Daniel J. Abdun-Nabi.    In March 2011, the compensation committee used the Radford Survey data and gave consideration to the proxy peer group in approving a target annual cash bonus percentage for Mr. Abdun-Nabi of 55%. In March 2012, the compensation committee evaluated Mr. Abdun-Nabi’s performance, taking into account, among other factors, the following:

•	progress on achievement of the corporate goals described above,

•	award of our five-year, 44.75 million dose BioThrax procurement contract, and

•	advancement of the company’s enterprise risk management initiatives.

Based on its evaluation, the compensation committee determined to award Mr. Abdun-Nabi a bonus of $288,777 for 2011.

Mr. Abdun-Nabi served as our president and chief operating officer for the first three months of 2012. Based on the performance evaluation and the market data from the Radford Survey, in March 2012 our compensation committee approved an increase in Mr. Abdun-Nabi’s base salary and target bonus for the period of January 1, 2012 through March 31, 2012 from $466,710 to $490,048 and 55% to 60%, respectively. The following represents Mr. Abdun-Nabi’s total target cash compensation for the first quarter of 2012 as compared to the Radford Survey data.

Effective April 1, 2012, in connection with Mr. Abdun-Nabi’s appointment as president and chief executive officer, the compensation committee approved an annual 2012 base salary for Mr. Abdun-Nabi of $550,000, a target bonus percentage of 65% and an award of $1,100,000 in equity to Mr. Abdun-Nabi on March 13, 2012. Mr. Abdun-Nabi’s compensation was set using the proxy peer group for companies with an executive chairman as benchmark data because the compensation committee felt that the duties to be performed by Mr. Abdun-Nabi given our structure of having an executive chairman were different from the other companies profiled in the Radford Survey data. The following represents Mr. Abdun-Nabi’s total target direct compensation for 2012 as chief executive officer as compared to the comparative proxy data of companies with an executive chairman.

Steven N. Chatfield, Ph.D.    In March 2011, the compensation committee used the Radford Survey data and gave consideration to the proxy peer group in approving a target annual cash bonus percentage for Dr. Chatfield of 35%. Because Dr. Chatfield was promoted to executive officer during 2011, the performance of the group he led during 2011, the strategic services group, was also considered as part of the calculation of his bonus. In March 2012, the compensation committee evaluated Dr. Chatfield’s performance, taking into account, among other factors, the following:

•	business development activities, including the acquisition of the monoclonal antibody zanolimumab,

•	design and implementation of strategic processes,

•	continued development and integration of the strategic operational plan, and

•	achievement of other group and personal goals.

Based on its evaluation, the compensation committee determined to award Dr. Chatfield a bonus of £79,900 for 2011 and to make a grant of $428,400 in equity awards to Dr. Chatfield on March 13, 2012.

Based on the market data from the Radford Survey and in consideration of Dr. Chatfield’s promotion to executive vice president and president, biosciences division, in December 2011 our compensation committee increased Dr. Chatfield’s 2012 base salary and target bonus from £178,000 to £213,092 and 35% to 45%, respectively. For purposes of the chart below, amounts are shown in dollars at an exchange rate of 1.5713 U.S. dollars for each pound sterling. This exchange rate represents the spot rate as of March 6, 2012. The following represents Dr. Chatfield’s total target direct compensation for 2012 as compared to the market data from the Radford Survey.

Adam Havey.    In March 2011, the compensation committee used the Radford Survey data and gave consideration to the proxy peer group in approving a target annual cash bonus percentage for Mr. Havey of 45%. In March 2012, the compensation committee evaluated Mr. Havey’s performance, taking into account, among other factors, the following:

•	progress on achievement of the corporate goals described above,

•	advancement in the qualification and validation of Building 55, and

•	implementation of enhanced planning and tracking tools.

Based on its evaluation, the compensation committee determined to award Mr. Havey a bonus of $107,470 for 2011 and to make a grant of $285,600 in equity awards to Mr. Havey on March 13, 2012.

Based on the performance evaluation and the market data from the Radford Survey, in March 2012 our compensation committee increased Mr. Havey’s 2012 base salary from $315,016 to $322,899 and maintained his target bonus at 45%. The following represents Mr. Havey’s total target direct compensation for 2012 as compared to the market data from the Radford Survey.

R. Don Elsey.    In March 2011, the compensation committee used the Radford Survey data and gave consideration to the proxy peer group in approving a target annual cash bonus percentage for Mr. Elsey of 50%. In March 2012, the compensation committee evaluated Mr. Elsey’s performance, taking into account, among other factors, the following:

•	progress on achievement of the corporate goals described above,

•	oversight of a strong system of internal controls,

•	progress in developing forecasting and planning tools, and

•	securing financing of up to $42 million to fund build-out and equipment for our Baltimore facility.

Based on its evaluation, the compensation committee determined to award Mr. Elsey a bonus of $165,794 for 2011 and to make a grant of $300,000 in equity awards to Mr. Elsey on March 13, 2012.

Based on the performance evaluation and the market data from the Radford Survey, in March 2012 our compensation committee increased Mr. Elsey’s 2012 base salary from $368,430 to $379,496 and maintained his target bonus at 50%. The following represents Mr. Elsey’s total target direct compensation for 2012 as compared to the market data from the Radford Survey.

Other Executive Compensation Practices

Stock Ownership Requirements and Hedging Policies.    Because we believe it is important for executives to have an equity stake in our company to help align their interests with those of our stockholders, in January 2012 we adopted a formal stock ownership requirement for our directors and employee executive officers. Directors and employee executive officers must hold equity in our company with a value equal to the amounts set forth in the table below:

Position	Requirement
Directors	One time the base annual retainer for membership on the board
Chief Executive Officer	Three times base salary
Employee Executive Officers	One time base salary

Our directors, chief executive officer and employee executive officers have five years to satisfy these ownership requirements. Until these ownership requirements are satisfied, our directors, chief executive officer and employee executive officers must retain 50% of after-tax shares after vesting of restricted stock units or exercise of stock options. Our insider trading policy prohibits our directors and executive officers from entering into derivative transactions such as puts, calls, or short sales of our common stock, among many other actions. We provide training and distribute periodic reminders to our directors and executive officers regarding this policy.

Compensation Recovery Policy.    In 2011 we adopted a compensation recovery policy pursuant to which certain incentive based compensation can be recouped from a current and former executive if the board of directors determines that:

•	such compensation has been awarded or received by such executive based on financial results that were achieved or operating metrics that were satisfied, as a result of fraudulent or illegal conduct;

•	certain restatements of our financial results are required due to material noncompliance with financial reporting requirements by such executive; or

•	such executive engaged in intentional misconduct that contributed in any material respect to improper accounting or incorrect financial data resulting in a restatement of our financial results.

Proxy Peer Groups.    In determining the compensation for our executive chairman and chief executive officer, the proxy peer group consisted of the following companies, all of which have executive chairs: Bio-Rad Laboratories, ResMed, Hanger Orthopedic Group, Haemonetics, Regeneron Pharmaceuticals, Affymetrix, HMS Holdings, Genomic Health, Meridian Bioscience, Conceptus, Immunomedics, Infinity Pharmaceuticals, Maxygen, DURECT, Dyax, and EntreMed.

To be considered for the proxy peer group for our other named executive officers, the company must be a pharmaceutical, biopharmaceutical or biotechnology company with at least one marketed product. With the assistance of our outside compensation consultant, we then evaluate the pool of potential companies to ensure that they have a similar operational focus and size, evaluating the following screening criteria:

•	disease focus on oncology, infectious disease or autoimmunity;

•	R&D expense of more than $50 million;

•	employee size of between 300 and 1,500;

•	revenues of between $100 million to $800 million;

•	positive net income; and

•	market capitalization of between $300 million to $1.5 billion.

In February 2012, the management team met with the compensation committee to review the methodology, including the gating criteria and the screening criteria, and make a recommendation based on this analysis as to which companies should be included in the proxy peer group. The management team recommended, and the compensation committee decided, to amend the proxy peer group that was used in 2011 to include the following companies, all of which satisfied at least 75% of the screening criteria:

2011 Proxy Peer Group	2012 Proxy Peer Group
— Alkermes Inc.	— Acorda Therapeutics, Inc.
— Array BioPharma Inc.	— Akom, Inc.
— Auxilium Pharmaceuticals Inc.	— Alexion Pharmaceuticals, Inc.
— BioMarin Pharmaceutical Inc.	— Alkermes Inc.
— Cubist Pharmaceuticals Inc.	— Auxilium Pharmaceuticals Inc.
— Enzon Pharmaceuticals Inc.	— BioMarin Pharmaceutical Inc.
— Human Genome Sciences Inc.	— Cubist Pharmaceuticals Inc.
— Meridian Bioscience Inc.	— Dendreon Corp.
— Nektar Therapeutics	— Exelixis, Inc.
— Regeneron Pharmaceuticals Inc.	— Human Genome Sciences Inc.
— ViroPharma Inc.	— InterMune Inc.
— The Medicines Company
— Medicis Pharmaceutical Corp.
— Onyx Pharmaceuticals, Inc.
— Salix Pharmaceuticals Ltd.
— United Therapeutics Corporation

Tax and Accounting Considerations.    The Internal Revenue Service, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than our chief executive officer and our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. We periodically review the potential consequences of Section 162(m) of the Internal Revenue Code and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interest of our stockholders.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount (which is generally such executive’s average compensation from us over the three years prior to the change in control). The portion of the payments and benefits in excess of one times base amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to undergo a change-in-control, certain amounts received by our executives (for example, certain severance payments and amounts attributable to the accelerated vesting of stock options and restricted stock units) could be excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code. As discussed below under “Payments Upon Termination or Change in Control” we no longer provide executive officers with tax gross up payments in the event of a change-in-control.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the

Board of Directors of Emergent BioSolutions Inc.

Louis W. Sullivan, M.D., Chair

John E. Niederhuber, M.D.

Marvin L. White

Compensation Committee Interlocks and Insider Participation

During 2011, Dr. Sullivan, Dr. Niederhuber, Mr. White and Mr. Richard served as members of the compensation committee. No member of the compensation committee was at any time during 2011, or formerly, an officer or employee of Emergent BioSolutions or any subsidiary of Emergent BioSolutions, and no member of the compensation committee had any relationship with Emergent BioSolutions during 2011 requiring disclosure under Item 404 of Regulation S-K.

During 2011, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers who served as a member of our board of directors or compensation committee during 2011.

Executive Compensation

Summary Compensation

The following table sets forth information for the fiscal years ended December 31, 2011, 2010 and 2009 regarding the compensation of our chief executive officer, our chief financial officer and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2011. We refer to these individuals as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)	Option Awards(3)	Stock Awards(4)	All Other Compensation(5)	Total
Fuad El-Hibri	2011	$692,609	$655,170	$897,068	$969,019	$7,350	$3,221,215
Chief Executive Officer and	2010	$634,908	$722,570	$584,994	$672,945	$3,649	$2,619,066
Chairman of the Board of Directors	2009	$585,628	$485,900	$885,486	$—	$7,350	$1,964,364
Daniel J. Abdun-Nabi	2011	$479,788	$288,777	$469,494	$507,150	$7,350	$1,752,558
President and Chief Operating Officer	2010	$452,928	$366,692	$306,286	$352,327	$7,350	$1,485,583
	2009	$411,485	$231,169	$562,148	$—	$7,350	$1,212,152
Steve Chatfield(6)	2011	$275,063	$122,551	$135,259	$146,108	$27,506	$706,487
Executive Vice President,
Biosciences Division
Adam Havey	2011	$308,959	$107,470	$227,816	$246,089	$7,365	$897,698
Executive Vice President,
Biodefense Division
R. Don Elsey	2011	$380,565	$165,794	$164,323	$177,503	$7,350	$895,534
Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer	2010	$362,313	$177,060	$128,888	$148,265	$7,350	$823,876
	2009	$314,703	$142,057	$323,338	$—	$7,350	$787,447

Kyle W. Keese(7)	2011	$225,098	$—	$236,927	$255,942	$448,745	$1,166,712
Executive Vice President,	2010	$335,434	$185,900	$120,804	$138,958	$7,350	$788,445
Biosciences Division	2009	$296,673	$143,312	$200,240	$—	$7,350	$647,574

(1)	Includes amounts deferred at the direction of the executive officer to our 401(k) plan and amounts paid to the executive officer for accrued and unused paid time off.

(2)	Represents bonuses paid in March following the year indicated, for performance in the year indicated.

(3)	The amounts in the “Option Awards” column reflect grant date fair value of stock option awards granted to the named executive officers in the fiscal years indicated, calculated in accordance with SEC rules. Each stock option award reflected in the table vests in three equal instalments on the first, second and third anniversaries of the date of grant. For a discussion of our valuation assumptions, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(4)	The amounts in the “Stock Awards” column reflect grant date fair value of restricted stock unit awards granted to the named executive officers in the fiscal years indicated, calculated in accordance with SEC rules. Each restricted stock unit award reflected in the table vests in three equal instalments on the first, second and third anniversaries of the date of grant. For a discussion of our valuation assumptions, see Notes 2 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(5)	Represents contributions that we made on behalf of the named executive officer to retirement plans that we paid for the benefit of the named executive officer. For Mr. Keese, amounts in this column also represented $443,990 in severance payments.

(6)	Dr. Chatfield was named an executive officer in December 2011. Certain amounts reflected above were paid in pounds sterling, which have been converted to U.S. dollars at an exchange rate of 1.5453 U.S. dollars for each pound sterling. This exchange rate represents the spot rate as of December 31, 2011.

(7)	Mr. Keese served as our Executive Vice President, BioDefense Division, until July 8, 2011 when his employment with us terminated.

Employment Agreements

Except for Dr. Chatfield, who has an employment agreement with us as a result of his U.K. residency, none of our named executive officers has an employment agreement with us. Dr. Chatfield is party to an agreement with us effective January 1, 2012 that provides for an initial annual base salary of £213,092. The base salary is subject to annual review, and may be amended, by the compensation committee. Dr. Chatfield is eligible to receive an annual cash bonus in an amount reviewed and approved by the compensation committee based on a target percentage of his annual base salary. The target percentage for Dr. Chatfield is currently 45%. Provided that Dr. Chatfield makes a monthly contribution equal to 2.5% of his salary to a qualified personal pension plan, we will contribute an amount equal to 13% of his salary to such plan. Pursuant to the agreement, Dr. Chatfield is entitled to receive employee benefits made available to other employees and officers. Pursuant to the agreement, Dr. Chatfield is contractually eligible to receive the same severance benefits provided to other executive officers under the Senior Management Severance Plan, as summarized under “— Payments Upon Termination or Change of Control.”

Each of our other named executive officers is eligible for severance benefits pursuant to the Senior Management Severance Plan, as summarized under “ — Payments Upon Termination or Change of Control.”

On an annual basis, the compensation committee determines salary increases, cash bonus amounts and equity awards for our executive officers. In addition, the compensation committee determines target annual cash bonuses as a percentage of each executive officer’s annual base salary. We do not have any formal or informal policy for the amount of executive salary and bonus in proportion to total compensation.

Information Relating to Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made to each named executive officer during the fiscal year ended December 31, 2011 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

2011 Grants of Plan-Based Awards

Name	Grant Date	Number of Shares of Stock or Units(1)	Number of Securities Underlying Options(2)	Exercise Price of Equity Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Fuad El-Hibri	3/15/2011	40,125	—	$—	$969,019
	3/15/2011	—	80,250	$24.15	$897,068
Daniel J. Abdun-Nabi	3/15/2011	21,000	—	$—	$507,150
	3/15/2011	—	42,000	$24.15	$469,494
Steve Chatfield	3/15/2011	6,050	—	$—	$146,108
	3/16/2011	—	12,100	$24.15	$135,259
Adam Havey	3/15/2011	10,190	—	$—	$246,089
	3/15/2011	—	20,380	$24.15	$227,816
R. Don Elsey	3/15/2011	7,350	—	$—	$177,503
	3/15/2011	—	14,700	$24.15	$164,323
Kyle Keese	3/15/2011	10,598	—	$—	$255,942
	3/16/2011	—	21,195	$24.15	$236,927

(1)	Represents shares of common stock underlying a restricted stock unit award.

(2)	Represents shares of common stock issuable upon exercise of stock options.

(3)	Represents the fair market value of our common stock on the date of grant, which we consider to be the closing sales price of our common stock on the NYSE on the trading day immediately preceding the date of grant.

(4)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” column reflect the grant date fair value of each equity award calculated in accordance with SEC rules. For a discussion of our valuation assumptions, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

In 2011, all equity awards were granted under our Amended and Restated 2006 Stock Incentive Plan and vest in three equal installments on the first, second and third annual anniversaries of the date of grant. All stock options have an exercise price equal to the closing sale price per share of our common stock on the NYSE on the trading day immediately preceding the date of grant. Under the terms of the agreements governing the restricted stock unit awards granted to our named executive officers in 2011, each named executive officer is entitled to receive, at the time of the issuance of any shares upon vesting of the applicable restricted stock unit award, an amount of cash equal to the aggregate amount of all dividends paid by us between the date of grant and the issuance of such shares, if any.

Information Relating to Outstanding Equity Awards

The following table sets forth information regarding unexercised stock options outstanding as of December 31, 2011 for each of the named executive officers.

2011 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Equity Awards			Option Award Exercise Price	Option Award Expiration Date	Unvested Stock Awards		Market Value Unvested Stock Awards
Name	Exercisable	Unexercisable
Fuad El-Hibri	33,333	—		$7.00	3/10/2015	—		$—
	71,933	35,967	(1)	$18.90	3/9/2016	—		$—
	28,198	56,396	(2)	$15.91	3/8/2017	—		$—
	—	—		$—	—	28,198	(3)	$474,854	(6)
	—	80,250	(4)	$24.15	3/14/2018	—		$—
	—	—		$—	—	40,125	(5)	$675,705	(6)
Daniel J. Abdun-Nabi	11,913	—		$10.13	12/12/2013	—		$—
	45,667	22,833	(1)	$18.90	3/9/2016	—		$—
	14,764	29,527	(2)	$15.91	3/8/2017	—		$—
	—	—		$—	—	14,763	(3)	$248,609	(6)
	—	42,000	(4)	$24.15	3/14/2018	—		$—
	—	—		$—	—	21,000	(5)	$353,640	(6)
Steve Chatfield	—	11,466	(2)	$15.91	3/8/2017	—		$—
	—	—		$—	—	5,733	(3)	$96,544	(6)
	—	5,833	(4)	$24.15	3/14/2018	—		$—
	—	—		$—	—	6,050	(5)	$101,882	(6)
Adam Havey	14,533	7,267	(1)	$18.90	3/9/2016	—		$—
	3,467	6,933	(2)	$15.91	3/8/2017	—		$—
	—	—		$—	—	3,466	(3)	$58,367	(6)
	—	20,380	(4)	$24.15	3/14/2018	—		$—
	—	—		$—	—	10,190	(5)	$171,600	(6)
R. Don Elsey	10,000	—		$10.13	12/12/2013	—		$—
	8,666	—		$8.43	6/13/2014	—		$—
	28,666	—		$7.00	3/10/2015	—		$—
	26,267	13,133	(1)	$18.90	3/9/2016	—		$—
	6,213	12,425	(2)	$15.91	3/8/2017	—		$—
	—	—		$—	—	6,212	(3)	$104,610	(6)
	—	14,700	(4)	$24.15	3/14/2018	—		$—
	—	—		$—	—	7,350	(5)	$123,774	(6)

(1)	The final vesting date of this stock option award was March 10, 2012.

(2)	Approximately one half of the unvested portion this stock option award vested on March 9, 2012 and the remaining unvested portion of this stock option award will vest on March 9, 2013.

(3)	Approximately one half of this unvested restricted stock unit award vested on March 9, 2012 and the remaining unvested portion of this restricted stock unit award will vest on March 9, 2013.

(4)	Approximately one third of this stock option award vested on March 13, 2012 and approximately one third of this stock option award will vest on each of March 13, 2013 and 2014.

(5)	Approximately one third of this restricted stock unit award vested on March 13, 2012 and approximately one third of this restricted stock unit award will vest on each of March 13, 2013 and 2014.

(6)	Represents the closing price of our common stock on December 30, 2011, $16.84 per share, multiplied by the number of shares underlying the unvested proration of the restricted stock unit award as of December 31, 2011.

Information Relating to Option Exercises

The following table sets forth information regarding the exercise of stock options during the fiscal year ended December 31, 2011 for each of the named executive officers on an aggregated basis.

2011 Option Exercises and Stock Awards Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vest	Value Realized on Vest(2)
Fuad El-Hibri	—	$—	14,099	$314,408
Daniel J. Abdun-Nabi	173,448	$2,678,519	7,382	$164,619
Steve Chatfield	5,734	$45,012	2,867	$63,934
Adam Havey	6,667	$105,539	1,734	$38,668
R. Don Elsey	14,385	$159,530	3,107	$69,286
Kyle Keese	88,823	$696,563	2,912	$64,938

(1)	The amounts in the “Value Realized on Exercise” column are calculated based on the difference between the closing market price per share of our common stock on the date of exercise and the exercise price per share of the applicable stock option.

(2)	The amounts in the “Value Realized on Vest” column are calculated based on the closing market price per share of our common stock on the date of vest.

Payments Upon Termination or Change of Control

In December 2011, the compensation committee of our board of directors approved the Senior Management Severance Plan effective December 20, 2011. The Senior Management Severance Plan replaces our senior management termination protection program, and was adopted in part to:

•	remove the ability for any executive to resign within a certain period of time after a change of control for any reason and still receive severance benefits; and

•	eliminate gross-up payments with respect to applicable excise taxes on any payment to participants.

The Senior Management Severance Plan is for the benefit of employees with the title of chief executive officer, president, executive vice president, senior vice president or vice president who have been designated to participate in the Senior Management Severance Plan by our board of directors or, with the authorization of our board of directors, by our chief executive officer. Our chief executive officer is authorized to designate the greater of 7% of the total number of our employees or 35 employees to be participants in the Senior Management Severance Plan at any particular time, on the basis of name, title, function or compensation level. Our chief executive officer will at all times be a participant under the Senior Management Severance Plan and shall have no less favorable rights under the Senior Management Severance Plan than any other participant. Each of the named executive officers is currently a participant in the Senior Management Severance Plan except for Dr. Chatfield, whose severance provisions are governed by his employment agreement and are substantially similar to those of the Senior Management Severance Plan.

The Senior Management Severance Plan continues in effect through December 31, 2015. Commencing on December 31, 2015, and on December 31 of each year thereafter, the Senior Management Severance Plan will be automatically extended for additional one-year periods unless we provide 90 days’ prior written notice to the participating employees that the term will not be extended.

For-cause terminations.    If during the term of the Senior Management Severance Plan, we terminate a participant’s employment with cause, then the participant will not be entitled to receive any compensation, benefits or rights under the Senior Management Severance Plan, and any stock options or other equity participation benefits vested on or prior to the date of the termination, but not yet exercised, will immediately terminate.

Without-cause terminations.    If during the term of the Senior Management Severance Plan we terminate a participant’s employment without cause, as defined in the Senior Management Severance Plan, then the participant will be entitled to:

•	any unpaid base salary and accrued paid time-off through the date of termination;

•	a pro rata portion of the participant’s target annual bonus in respect of the year of termination;

•	any bonus earned but unpaid as of the date of termination for any previously completed year;

•	reimbursement for any unreimbursed expenses incurred by the participant prior to the date of termination;

•	an amount equal to a specified percentage of the participant’s annual base salary and target bonus, as indicated in the table below;

•	employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination under our relevant plans, policies and programs; and

•

continued eligibility for the participant and his or her eligible dependents to receive employee benefits (such as medical, dental, life insurance (not to exceed one year), and pension benefits), for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer.

The following table sets forth the percentage of base salary and the stated period for continued employee benefits to which each of our named executive officers is entitled if we terminate the executive officer’s employment without cause.

Benefits for a Termination Without Cause

Name	Percentage of Annual Base Salary	Stated Period for Continued Employee Benefits
Fuad El-Hibri	150%	18 months
Daniel J. Abdun-Nabi	125%	15 months
Steven Chatfield	125%	15 months
Adam Havey	125%	15 months
R. Don Elsey	100%	12 months

The following table sets forth the amount of potential payments and value of benefits that each named executive officer who was serving as an executive officer on December 31, 2011 would have received if we had terminated the executive officer’s employment without cause on December 31, 2011.

	Termination without Cause
Name	Cash Payments(1)	Value of Benefits(2)	Value of Equity
Fuad El-Hibri	$2,259,205	$34,160	$—
Daniel J. Abdun-Nabi	$1,160,941	$28,554	$—
Steve Chatfield	$561,531	$39,340	$—
Adam Havey	$712,724	$28,554	$—
R. Don Elsey	$736,860	$19,937	$—

(1)	The amounts in this column represent the aggregate amount equal to the applicable specified percentage of the named executive officer’s annual base salary and target bonus in effect on December 31, 2011 plus 100% (the applicable pro rata portion) of the named executive officer’s target annual bonus for 2011.

(2)	The amounts in this column reflect the estimated value of future premiums under our health and welfare benefit plans, life insurance program and pension benefits.

Change-of-control terminations.    If during the term of the Senior Management Severance Plan, we terminate a participant’s employment without cause or a participant resigns for good reason, as defined in the Senior Management Severance Plan, in each case within 18 months following a change of control, as defined in the Senior Management Severance Plan, then the participant will be entitled to:

•	a lump sum amount equal to the sum of:

—	any unpaid base salary and accrued paid time-off through the date of termination,

—	a pro rata portion of the participant’s target annual bonus in respect of the year of termination,

—	any bonus earned but unpaid as of the date of termination for any previously completed year,

—	any unreimbursed expenses incurred by the participant prior to the date of termination, and

—	an amount equal to a specified percentage of the sum of the participant’s base salary and the participant’s target bonus, as indicated in the table below;

•	employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination of employment under our relevant plans, policies and programs;

•

any unvested stock options held by the participant that are outstanding on the date of termination will become fully vested as of that date and any restricted stock awards held by the participant that are outstanding on the date of termination shall also be deemed fully vested as of that date such that the shares of common stock covered by the award will be held outright by the participant free of the previously-applicable restrictions. In addition, the period during which any stock options held by the participant that are outstanding on that date may be exercised shall be extended to a date that is the later of the 15th day of the third month following the termination date, or December 31 of the calendar year in which the stock option would otherwise have expired if the exercise period had not been extended, but not beyond the final date the stock option could have been exercised if the participant’s employment had not terminated, in each case based on the term of the option at the original grant date;

•

continued eligibility for the participant and his or her eligible dependents to receive employee benefits (such as medical, dental, life insurance, disability and pension benefits), for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer;

•

the retention for the maximum period permitted by applicable law of all rights the participant has to indemnification from us immediately prior to the change of control and the continuation throughout the period of any applicable statute of limitations of any director’s and officer’s liability insurance covering the participant immediately prior to the change of control; and

•

the advancement to the participant of all costs and expenses, including attorney’s fees and disbursements, incurred by the participant in connection with any legal proceedings that relate to the termination of employment or the interpretation or enforcement of any provision of the Senior Management Severance Plan, for which the participant will have no obligation to reimburse us if the participant prevails in the proceeding with respect to at least one material issue or the proceeding is settled.

The following table sets forth the percentage of base salary and bonus and the stated period for continued employee benefits to which each of our named executive officers is entitled under the circumstances described above in connection with a change of control.

Benefits for a Termination in Connection with a Change of Control

Name	Percentage of Annual Base Salary and Bonus	Stated Period for Continued Employee Benefits
Fuad El-Hibri	250%	30 months
Daniel J. Abdun-Nabi	200%	24 months
Steven Chatfield	200%	24 months
Adam Havey	200%	24 months
R. Don Elsey	150%	18 months

The following table sets forth the amount of potential payments and value of benefits that each named executive officer who was serving as an executive officer on December 31, 2011 would have received if we had terminated the executive officer’s employment prior to or in connection with a change of control on December 31, 2011.

	Termination Prior to or in Connection with a Change of Control
Name	Cash Payments(1)	Value of Benefits(2)	Value of Equity(3)
Fuad El-Hibri	$3,430,644	$57,368	$1,203,008
Daniel J. Abdun-Nabi	$1,703,492	$45,895	$629,709
Steve Chatfield	$840,574	$63,183	$209,089
Adam Havey	$1,055,304	$45,895	$236,415
R. Don Elsey	$1,013,183	$29,905	$239,939

(1)	The amounts in this column represent the aggregate amount equal to the applicable specified percentage of the named executive officer’s annual base salary and target bonus in effect on December 31, 2011, plus 100% (the applicable pro rata portion) of the named executive officer’s target annual bonus for 2011.

(2)	The amounts in this column reflect the estimated value of future premiums under our health and welfare benefit plans, life insurance program and pension benefits.

(3)	The amounts in this column reflect the value of accelerated vesting of stock options and restricted stock units. The amounts reflecting the value of accelerated vesting of stock options are calculated by multiplying the number of shares subject to accelerated vesting under outstanding stock options by the difference between $16.84, which was the closing market price per share of our common stock on December 30, 2011, and the per share exercise price of the applicable accelerated stock option. The amounts reflecting the value of accelerated vesting of restricted stock units are calculated by multiplying the number of shares subject to accelerated vesting under restricted stock unit grants by $16.84, which was the closing market price per share of our common stock on December 30, 2011.

General provisions.    All payments under the Senior Management Severance Plan will be reduced by any applicable taxes required by applicable law to be paid or withheld by us. If at the time a participant’s employment is terminated, the participant is a specified employee within the meaning of Section 409A, then any payments to the participant that constitute non-qualified deferred compensation within the meaning of

Section 409A will be delayed by a period of six months. All such payments that would have been made to the participant during the six-month period will be made in a lump sum on the date that is six months and one day following the date of termination, and all remaining payments will commence in the seventh month following the date of termination. Our board of directors or any committee thereof designated by our board of directors is authorized to administer the Senior Management Severance Plan and has authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Senior Management Severance Plan as it deems advisable.

As a condition to payment of any amounts under the Senior Management Severance Plan, the participant is required:

•	for the same stated period during which we have agreed to provide continued employee benefits to the terminated employee, not to:

—	induce, counsel, advise, solicit or encourage our employees to leave our employ or to accept employment with any other person or entity,

—

induce, counsel, advise, solicit or encourage any person who we employed within six months prior to that time to accept employment with any person or entity besides us or hire or engage that person as an independent contractor,

—

solicit, interfere with or endeavor to cause any of our customers, clients or business partners to cease or reduce its relationship with us or induce any such customer, client or business partner to breach any agreement that such customer, client or business partner may have with us, and

—	engage in or have a financial interest in any business competing with us within any state, region or locality in which we are then doing business or marketing products;

•

upon reasonable notice and at our expense, to cooperate fully with any reasonable request that may be made by us in connection with any investigation, litigation or other similar activity to which we are or may be a party or may otherwise be involved and for which the participant may have relevant information; and

•

to sign and deliver a suitable waiver and release under which the participant will release and discharge us from and on account of any and all claims that relate to or arise out of our employment relationship.

Compensation of Directors

The following table sets forth information for the fiscal year ended December 31, 2011 regarding the compensation of our directors who are not also named executive officers.

2011 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	All Other Compensation	Total
Dr. Sue Bailey	$77,327	$79,272	$73,196	$—	$229,795
Zsolt Harsanyi, Ph.D	$72,346	$79,272	$73,196	$—	$224,814
Jerome M. Hauer(2)	$43,262	$85,824	$83,867	$225,000	$437,953
Ronald B. Richard	$100,938	$79,272	$73,196	$—	$253,406
Louis W. Sullivan, M.D.	$85,246	$79,272	$73,196	$—	$237,714
Marvin White	$79,708	$79,272	$73,196	$—	$232,176
John E. Niederhuber, M.D.	$63,577	$79,272	$73,196	$—	$216,045

(1)	The amounts in the “Stock Awards” and “Option Awards” columns reflect the grant date fair value of equity awards granted to the directors named in the table above for the fiscal year ended December 31, 2011, calculated in accordance with SEC rules, and, in the case of Mr. Hauer, includes incremental fair value related to the acceleration of vesting of previously awarded restricted stock units and stock options. The assumptions we used to calculate the grant date fair value amounts are discussed in Note 2 and Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. The incremental fair value related to the acceleration of vesting was calculated as the difference between the fair value upon modification of the underlying awards and the fair value immediately before the modification. As of December 31, 2011, Dr. Bailey, Dr. Harsanyi, Mr. Hauer, Mr. Richard, Dr. Sullivan, Mr. White and Dr. Niederhuber held outstanding stock options to purchase 47,600, 36,000, 19,200, 89,200, 115,156, 18,000 and 18,000 shares of our common stock and restricted stock units with respect to 6,000, 6,000, 0, 6,000, 6,000, 7,200 and 7,200 shares of our common stock, respectively.

(2)	Mr. Hauer resigned from our board of directors on October 26, 2011. Amounts in “All Other Compensation” represent consulting fees for Mr. Hauer in 2011 of $165,000 and $60,000 in recognition of past service. For more information, see “Transactions with Related Persons — Consulting Agreements.” Upon Mr. Hauer’s resignation from our board of directors, we accelerated the vesting of 6,000 unvested restricted stock units, resulting in incremental fair value of $6,552, included in “Stock Awards” above, and 19,200 stock options, resulting in incremental fair value of $10,671, included in “Option Awards” above.

Under our director compensation program, we pay each of our non-employee directors an annual retainer of $35,000 for service as a director. Each non-employee director also receives a fee for each board and committee meeting attended. The board and audit committee meeting fees are $2,000 for attendance in person and $1,500 for attendance by telephone. The compensation, nominating and corporate governance, and scientific review committee meeting fees are $2,000 for attendance in person and $1,000 for attendance by telephone. The lead director receives an additional annual cash retainer of $30,000, the chair of the audit committee receives an additional annual cash retainer of $20,000, and the chair of the compensation, nominating and corporate governance, and scientific review committees each receive an additional annual cash retainer of $15,000. Each member of our audit committee other than the chair receives an additional annual cash retainer of $5,000. Each member of our compensation, nominating and corporate governance, and scientific review committees other than the chairs each receive an additional annual cash retainer of $3,000. We reimburse our non-employee directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

Our director compensation program also provides for the award of both stock options and restricted stock units on an annual basis to directors. Grants of stock options and restricted stock units are made by the board of directors effective on the date of the annual meeting of stockholders. Grants of equity awards are made in the following amounts:

•	an option to purchase 10,800 shares of common stock and a restricted stock unit award for 5,400 shares of common stock upon commencement of service on our board of directors; and

•

an option to purchase 7,200 shares of common stock and a restricted stock unit award for 3,600 shares of common stock on the date of each of our annual meetings of stockholders, provided that the director continues serving as a director after the annual meeting and has served on our board of directors for at least six months.

The stock options and restricted stock units vest in three equal instalments on the first, second and third annual anniversaries of the date of grant. The stock options have exercise prices equal to the closing sales price per share of our common stock on the NYSE on the trading day immediately preceding the date of grant. Options granted prior to 2012 expire ten years from the date of grant. Options granted in 2012 and after will expire seven years from the date of grant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2011 regarding securities authorized for issuance under our equity compensation plans, consisting of our Amended and Restated 2006 Stock Incentive Plan and our employee stock option plan, as amended. Both of our equity compensation plans were adopted with the approval of our stockholders. We no longer grant options under our 2004 employee stock option plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)(1)
Equity compensation plans approved by stockholders	3,770,365	$14.31	2,243,863
Equity compensation plans not approved by stockholders	—	$—	—
Total	3,770,365		2,243,863

(1)	In addition to being available for future issuance upon exercise of stock options and restricted stock unit awards that have been or may be granted after December 31, 2011, our Amended and Restated 2006 Stock Incentive Plan provides for the issuance of restricted stock awards and other stock-based awards.

PROPOSAL 1 — ELECTION OF DIRECTORS

Background

At the 2012 annual meeting, stockholders will have an opportunity to vote for the three Class III director nominees listed below. If elected, the terms of each of these three director nominees would expire at the 2015 annual meeting of stockholders. The persons named in our proxy card will vote to elect these three nominees as Class III directors, unless you withhold authority to vote for the election of any or all of these nominees by indicating as such in your proxy. Each of the nominees has indicated his willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Board Recommendation

The board of directors recommends a vote “FOR” the election of each of the Class III director nominees.

Directors and Nominees

The following paragraphs provide information as of the date of this proxy statement about each Class III director nominee and each member of our board of directors whose term continues after the 2012 annual meeting. The information presented includes information about each such director, including age, all positions and offices held with us, length of service as a director, principal occupation and employment for the past five years and the names of other publicly held companies of which he or she has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of March 19, 2012, see “Stock Ownership Information.”

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Terms to Expire at the 2012 Annual Meeting (Class III Director Nominees)

Daniel J. Abdun-Nabi, age 57, a director since 2009.    Mr. Abdun-Nabi has served as president and chief executive officer since April 2012. From May 2007 to March 2012, Mr. Abdun-Nabi served as our president and chief operating officer. Mr. Abdun-Nabi previously served as secretary from December 2004 to January 2008, senior vice president, corporate affairs and general counsel from December 2004 to April 2007 and vice president and general counsel from May 2004 to December 2004. Mr. Abdun-Nabi served as general counsel for IGEN International, Inc., a biotechnology company, and its successor BioVeris Corporation, from September 1999 to May 2004. Prior to joining IGEN, Mr. Abdun-Nabi served as senior vice president, legal affairs, general counsel and secretary of North American Vaccine, Inc. Mr. Abdun-Nabi received an M.L.T. in taxation from Georgetown University Law Center, a J.D. from the University of San Diego School of Law and a B.A. in political science from the University of Massachusetts, Amherst. We believe Mr. Abdun-Nabi’s qualifications to serve on our board of directors include his extensive experience in senior management positions and his demonstrated business judgment, including his long service as a senior executive of the company.

Dr. Sue Bailey, age 68, a director since 2007.    Dr. Bailey has served as a director since June 2007. Dr. Bailey served as a news analyst for NBC Universal, a media and entertainment company, from November 2001 to August 2006. Previously, Dr. Bailey served as Administrator, National Highway Traffic Safety Administration, as Assistant Secretary of Defense (Health Affairs) and as Deputy Assistant Secretary of Defense (Clinical Services). Dr. Bailey is a former faculty member at Georgetown Medical School and U.S. Navy officer, having achieved the rank of Lt. Commander, U.S. Navy Reserve. Dr. Bailey received her D.O. from Philadelphia College of Osteopathic Medicine and a B.S. from the University of Maryland. We believe Dr. Bailey’s qualifications to serve on our board of directors include her medical background and prior senior positions in government.

Dr. John E. Niederhuber, age 73, a director since 2010.    Dr. Niederhuber has served as a director since August 2010. He previously served as the director of the National Cancer Institute, or NCI, from 2005 to 2010. Dr. Niederhuber joined Inova Health System in August 2010 as Executive Vice President and CEO of the Inova Institute for Translational Research and Personalized Medicine. Dr. Niederhuber is also an adjunct investigator at NCI’s Center for Cancer Research, studying factors in the tumor microenvironment that lead to increased malignancy. Prior to joining NCI, Dr. Niederhuber was Director of the University of Wisconsin Comprehensive Cancer Center and a professor of surgery and oncology (member of the McArdle Laboratory) at the University of Wisconsin School of Medicine from 1997 to 2005. He chaired the Department of Surgery at Stanford University from 1991 to 1997 and held professorships at the Johns Hopkins University School of Medicine from 1987 to 1991 and at the University of Michigan from 1973 to 1987. Dr. Niederhuber is a graduate of Bethany College in West Virginia and the Ohio State University School of Medicine. He trained in surgery at the University of Michigan. We believe that Dr. Niederhuber’s medical background in oncology and extensive experience with public institutions that deal with oncology make him uniquely qualified to serve on our board of directors.

Terms to Expire at the 2013 Annual Meeting (Class I Directors)

Fuad El-Hibri, age 54, a director since 2004.    Mr. El-Hibri has served as the executive chairman of our board of directors since April 2012. From June 2004 to March 2012, Mr. El-Hibri served as chief executive officer and as chairman of our board of directors. Mr. El-Hibri previously served as president from March 2006 to April 2007. Mr. El-Hibri served as chief executive officer and chairman of the board of directors of BioPort Corporation from May 1998 until June 2004, when, as a result of our corporate reorganization, BioPort became a wholly owned subsidiary of Emergent BioSolutions and was subsequently renamed BioPort as Emergent BioDefense Operations Lansing Inc. Mr. El-Hibri served as chairman of Digicel Holdings, Ltd., a privately held telecommunications firm, from August 2000 to October 2006. He served as president of Digicel from August 2000 to February 2005. Mr. El-Hibri is chairman of East West Resources Corporation, a venture capital and business consulting firm, a position he has held since June 1990. He served as president of East West Resources from September 1990 to January 2004. Mr. El-Hibri is a member of the board of trustees of American University, a member of the board of directors of the U.S. Chamber of Commerce, a member of the advisory board of the Yale Healthcare Conference, a member of the board of directors of the International Biomedical Research Alliance, an academic joint venture among the National Institutes of Health, or NIH, Oxford University and Cambridge University, a member of the board of trustees of the National Health Museum, a non-profit institution developing a museum of health sciences, and a member of the advisory board of the Heifetz International Music Institute, a non-profit organization dedicated to helping develop the skills of young musicians. He also serves as chairman of the El-Hibri Charitable Foundation. Mr. El-Hibri received a master’s degree in public and private management from Yale University and a B.A. in economics from Stanford University. We believe Mr. El-Hibri’s qualifications to serve on our board of directors include his service on other boards as well as his prior business experience, including as our chief executive officer and a director.

Ronald B. Richard, age 56, a director since 2005.    Mr. Richard has served as a director since January 2005. Mr. Richard has served as the president and chief executive officer of the Cleveland Foundation, the nation’s oldest community foundation, since June 2003. From August 2002 to February 2003, Mr. Richard served as president of Stem Cell Preservation, Inc., a start-up medical research company. After leaving Stem Cell Preservation and prior to joining Emergent BioSolutions, Mr. Richard served as a strategic business advisor for IGEN International, Inc., a biotechnology company. Mr. Richard served as chief operating officer of In-Q-Tel, a venture capital fund that provides technologies to the Central Intelligence Agency, from March 2001 to August 2002. Prior to joining In-Q-Tel, Mr. Richard served in various senior management positions at Matsushita Electric (Panasonic), a consumer electronics company. Mr. Richard is a former U.S. foreign service officer. He served in Osaka/Kobe, Japan and as a desk officer for North Korean, Greek and Turkish affairs at the U.S. Department of State in Washington, D.C. Mr. Richard previously served as chairman of the board of trustees of the International Biomedical Research Alliance, an academic joint venture among the NIH, Oxford University and Cambridge University. Mr. Richard received an M.A. in international relations from Johns Hopkins University School of Advanced International Studies and a B.A. in history from Washington University. He holds an honorary doctorate in humane letters from Notre Dame College. We believe Mr. Richard’s qualifications to serve on our board of directors include his past and current industry experience, including his prior senior management positions, including positions in the biotechnology industry.

Terms to Expire at the 2014 Annual Meeting (Class II Directors)

Zsolt Harsanyi, Ph.D., age 68, a director since 2004.    Dr. Harsanyi has served as a director since August 2004. Dr. Harsanyi has served as chief executive officer and chairman of the board of directors of Exponential Biotherapies Inc., a private biotechnology company, since December 2004. Dr. Harsanyi served as president of Porton International plc, a pharmaceutical and vaccine company, from January 1983 to December 2004. Dr. Harsanyi was a founder of Dynport Vaccine Company LLC in September 1996. Prior to joining Porton International, Dr. Harsanyi was vice president of corporate finance at E.F. Hutton, Inc. Previously, Dr. Harsanyi directed the first assessment of biotechnology for the U.S. Congress’ Office of Technology Assessment, served as a consultant to the President’s Commission for the Study of Ethical Problems in Medicine and Biomedical and Behavioral Research and was on the faculties of Microbiology and Genetics at Cornell Medical College. Dr. Harsanyi received a Ph.D. from Albert Einstein College of Medicine and a B.A. from Amherst College. We believe Dr. Harsanyi’s qualifications to serve on our board of directors include his industry experience, including his senior executive and financial positions.

Louis W. Sullivan, M.D., age 78, a director since 2006.    Dr. Sullivan has served as a director since June 2006. Dr. Sullivan has served as president emeritus of Morehouse School of Medicine since July 2002. Dr. Sullivan served as president of Morehouse School of Medicine from 1981 to 1989 and from 1993 to 2002. From 1989 to 1993, Dr. Sullivan was Secretary of the Department of Health and Human Services. Dr. Sullivan serves on the boards of directors of United Therapeutics Corporation, BioSante Pharmaceuticals and Henry Schein, Inc., all publicly held biotechnology companies. He was a founder and chairman of Medical Education for South African Blacks, Inc., a trustee of Africare, a director of the National Center on Addiction and Substance Abuse at Columbia University and chairman of the board of trustees of the National Health Museum, a non-profit institution developing a museum of health sciences. Dr. Sullivan received his M.D. from Boston University and a B.S. from Morehouse College. We believe Mr. Sullivan’s qualifications to serve on our board of directors include his extensive service on various other boards and service with public institutions, as well as his medical background and prior senior positions in other organizations.

Marvin L. White, age 50, a director since 2010.    Mr. White has served as a director since June 2010. Mr. White is currently system vice president and chief financial officer of St. Vincent Health, and is responsible for finance, materials management, accounting, patient financial services and managed care for all 19 hospitals and 36 joint ventures. Prior to joining St. Vincent Health in 2008, Mr. White was executive director and chief financial officer of LillyUSA, a subsidiary of Eli Lilly and Company, where he also held leadership positions in Corporate Finance and Investment Banking in the Corporate Strategy Group. He serves on the boards of Marian University and Advantage Health Solutions, Inc., and has been active with the Center for Leadership Development, Saving Orphans through Healthcare and Outreach (SOHO) and with the United Way. Mr. White earned his B.A. in Accounting from Wilberforce University, and an M.B.A. in Finance from Indiana University. We believe Mr. White’s prior and current financial experience and service on other boards make him strongly qualified to serve on our board of directors.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our board of directors and audit committee believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of Ernst & Young LLP.

Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE COMPENSATION

OF NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. At our 2011 Annual Meeting of Stockholders held on May 19, 2011, we held an advisory vote on the frequency of say-on-pay advisory proposals and a say-on-pay advisory vote. A majority of the votes cast for these proposals were voted in favor of holding say-on-pay votes annually and in favor of the executive compensation, on an advisory basis. In light of these results and other factors, the board of directors determined to hold say-on-pay votes annually.

Our executive compensation programs are designed to attract, motivate, and retain executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION” section of this proxy statement beginning on page 17, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the compensation committee and the board of directors with respect to 2011. Highlights of our executive compensation program include the following:

•	a significant portion of each senior executive’s compensation should be variable, based on a combination of individual and corporate performance;

•	compensation opportunities should be competitive with similarly sized, commercial-stage biotechnology companies;

•	the equity compensation program should align executive interests with those of stockholders and should be simple for participants to understand; and

•	supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives

As we describe in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. The board of directors believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to Emergent BioSolutions Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our board of directors (or any committee thereof), create or imply any change to the fiduciary duties of our company or our board of directors (or any committee thereof), or create or imply any additional fiduciary duties for us or our board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Board Recommendation

The board of directors recommends a vote “FOR” the approval of the compensation of our named executive officers, on an advisory basis.

PROPOSAL 4 — APPROVAL OF SECOND AMENDED AND RESTATED

EMERGENT BIOSOLUTIONS INC. 2006 STOCK INCENTIVE PLAN

The board of directors believes that our continued growth and profitability depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. We anticipate that the shares currently available under our existing stock-based compensation plans will be insufficient to meet our needs beyond the end of this year, thus impairing our ability to attract and retain key employees through the grant of stock-based awards.

On March 6, 2012, upon the recommendation of the compensation committee, the board of directors adopted our Second Amended and Restated 2006 Stock Incentive Plan, or the Amended Plan, subject to stockholder approval. The board of directors adopted the Amended Plan to:

•

increase the number of shares of our common stock available for issuance under the Amended and Restated 2006 Stock Incentive Plan by 2,500,000 shares, subject to adjustment in the event of stock splits and other similar events;

•

clarify that shares of common stock delivered to us by participants to (i) purchase shares of common stock upon the exercise of an award or (ii) satisfy tax withholding obligations shall not be added back to the number of shares available for future grant of awards;

•	provide that options and stock appreciation units granted on or after March 6, 2012 under the Amended Plan shall have a term not to exceed seven years;

•

provide that awards that vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant, as to more than one-third of the award prior to the second anniversary of the date of grant, and as to more than two-thirds of the award prior to the third anniversary of the date of grant, subject to certain exceptions and limitations;

•	provide that awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant, subject to certain exceptions and limitations;

•	expand the repricing prohibitions; and

•	eliminate the automatic grant of options to directors.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. Therefore, we consider approval of the Amended Plan vital to our future success.

As of March 19, 2012, we had a total of 8,678,826 shares reserved for issuance pursuant to awards granted under our Amended and Restated 2006 Stock Incentive Plan, subject to adjustment in the event of stock splits and other similar events. As of March 19, 2012, a total of 2,500,645 shares have been issued upon the exercise of stock options and vesting of restricted stock units granted pursuant to our Amended and Restated 2006 Stock Incentive Plan and 4,503,362 shares are reserved for issuance pursuant to outstanding stock options and restricted stock units granted under our Amended and Restated 2006 Stock Incentive Plan. As of March 19, 2012, there were approximately 1,243,086 shares remaining available for future awards under the Amended and Restated 2006 Stock Incentive Plan. The outstanding stock options have a weighted average exercise price of $14.11 per share and a weighted average remaining life of 4.98 years. No grants of equity-based awards other than stock options and restricted stock units have been made under our Amended and Restated 2006 Stock Incentive Plan.

During the first quarter of 2012, we performed a dilution analysis against our proxy peer group described above in “Compensation Discussion and Analysis” in the year that our peers sought approval from their stockholders for a new stock plan or additional shares under an existing stock incentive plan. We analyzed the number of stock incentive awards outstanding, the shares remaining available for grant under existing plans, and the additional shares being requested under the new or amended plan. Including the incremental dilution to our stockholders from the additional 2,500,000 shares proposed to be added to the Amended Plan (which would be approximately 7% based on 36,150,225 shares outstanding as of March 19, 2012), we believe that the total potential dilution to our stockholders is in line with the 50th percentile range of our peer group. As of March 19, 2012, approximately 81% of outstanding stock options were underwater (meaning that the exercise prices of such options exceed the current trading price of our common stock).

Description of the Amended Plan

This summary is qualified in its entirety by reference to the Amended Plan, a copy of which is attached to this proxy statement as Appendix A. You can request a copy of the Amended Plan by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850. A copy of the Amended Plan, which is attached to the electronic copy of this proxy statement filed with the SEC, also may be accessed from the SEC’s home page (www.sec.gov).

Types of Awards

The Amended Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock unit awards, collectively referred to as Awards.

Any shares of common stock made subject to Awards of incentive stock options, nonstatutory stock options or stock appreciation rights will be counted against the maximum aggregate number of shares of common stock available for issuance under the Amended Plan as one share of common stock for every one share of common stock granted. Any shares of common stock made subject to Awards of restricted stock, restricted stock units and other stock unit awards will be counted against the maximum aggregate number of shares of common stock available for issuance under the Amended Plan as 1.86 shares of common stock for every one share of common stock granted.

Stock Options.    Stock options entitle recipients to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of the common stock on the date of grant. Only employees may be granted incentive stock options. Options granted on or after March 6, 2012 may not be granted for a term in excess of seven years. The Amended Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) delivery to us of a promissory note or any other lawful consideration, or (v) any combination of these forms of payment.

Unless such action is approved by our stockholders or is pursuant to an adjustment to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization: (1) no outstanding option may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of the option, (2) the board of directors may not cancel any outstanding option and grant in substitution therefor new Awards under the Amended Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) the board of directors may not cancel in exchange for a cash payment any outstanding option with an exercise price per share above the then-current fair market value, and (4) the board of directors may not take any other action under the Amended Plan that constitutes a “repricing” under the rules of the NYSE.

Stock Appreciation Rights.    Stock appreciation rights entitle recipients to receive the appreciation in the value of the common stock over the value of the common stock on the date of grant of the stock appreciation right. Stock appreciation rights will be settled by the delivery of shares of common stock. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The base amount specified on the date of grant to calculate appreciation will be no less than 100% of the fair market value of a share of common stock on the date of grant. The maximum term of any stock appreciation right granted prior to March 6, 2012 will be no more than ten years from the date of grant, and of any stock appreciation right granted on or after March 6, 2012 will be no more than seven years from the date of the grant.

Restricted Stock and Restricted Stock Unit Awards.    Restricted stock Awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Alternatively, instead of issuing common stock that is subject to repurchase, the board of directors may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock in the event that the conditions specified in the applicable Award are satisfied prior to the end of the applicable restriction period established for such Award.

Other Stock Unit Awards.    Under the Amended Plan, the board of directors has the right to grant other Awards based upon the common stock having such terms and conditions as the board of directors may determine, including the grant of shares and/or cash based upon certain conditions such as performance-based conditions and the grant of securities convertible into common stock.

Vesting.    Awards granted to any participant other than non-employee directors that vest solely based on the passage of time shall not vest (i) prior to the first anniversary of the date of grant; (ii) as to more than one-third of the Award prior to the second anniversary of the date of grant; and (iii) as to more than two-thirds of the Award prior to the third anniversary of the date of grant. Awards granted to non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant; (ii) as to more than one-third of the Award prior to the earlier of the second anniversary of the date of grant and the date of the second annual meeting held after the date of grant; and (iii) as to more than two-thirds of the Award prior to the earlier of the third anniversary of the date of grant and the date of the third annual meeting held after the date of grant. Notwithstanding the foregoing, the board or the committee, either at the time the Award is granted or at any time thereafter, may allow an Award to accelerate and become vested, in whole or in part, prior to the vesting date specified above, in the event of the death or disability of the Participant, the termination of the participant’s employment by, or service to, us under specified circumstances, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of us. Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant). The foregoing vesting restrictions only apply to Awards granted on or after March 6, 2012. The foregoing minimum vesting requirements shall not apply to Awards granted, in the aggregate, for up to 10% of the authorized number of shares under the Amended Plan.

Performance Conditions.    The compensation committee may determine, at the time of grant, that a restricted stock Award, restricted stock unit Award or other stock unit Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Internal Revenue Code. The performance criteria for each such Award will be based on one or more of the following measures: net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives; or total stockholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the writedown of any asset, and charges for restructuring and rationalization programs. Such performance measures may vary by participant and may be different for different Awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee, and must be set by the compensation committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the board of directors may determine.

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the Amended Plan. The maximum number of shares of common stock with respect to which awards may be granted to any participant under the Amended Plan is 287,700 per fiscal year. Under our Amended Plan, Awards designed to comply with the requirements of Section 162(m) of the Internal Revenue Code can provide for cash payments of up to $750,000 per calendar year per individual. Stockholder approval of this proposal will also constitute a reapproval of the foregoing 287,700 share limitation and $750,000 maximum cash amount for purposes of Section 162(m) of the Internal Revenue Code.

Plan Benefits

As of March 19, 2012, approximately 194 persons are eligible to receive Awards under the Amended Plan, including our six executive officers and six non-employee directors. The granting of Awards under the Amended Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On March 19, 2012, the last reported sale price of our common stock on the NYSE was $15.66.

Administration

The Amended Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan and to interpret the provisions of the Amended Plan. Pursuant to the terms of the Amended Plan, the board of directors may delegate authority under the Amended Plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized our compensation committee to administer certain aspects of the Amended Plan, including the granting of options to executive officers.

The board of directors also may delegate authority under the Amended Plan to our officers, each of whom has the power to make awards to all of our employees, except to executive officers. The board of directors has authorized our chief executive officer and executive chairman to grant stock options under our Amended Plan. Neither the chief executive officer nor the executive chairman is authorized to grant options to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee or to any person who the board of directors or the compensation committee may from time to time designate in writing. Our board of directors has fixed the terms of the Awards to be granted by such officers, including the exercise price of such Awards and the maximum number of shares subject to Awards that such officers may make.

Subject to any applicable limitations contained in the Amended Plan, our board of directors, our compensation committee, or any other committee to whom our board of directors delegates authority, as the case may be, selects the recipients of Awards and determines the number of shares of common stock covered by options and the dates upon which such options become exercisable, the exercise price of options (which may not be less than 100% of the fair market value of the common stock), the duration of options (which may not exceed seven years in the case of options granted on or after March 6, 2012) and the number of shares of common stock subject to any stock appreciation right, restricted stock, restricted stock units or other stock unit awards and the terms and conditions of such awards, including conditions for exercise, repurchase, issue price and repurchase price.

Adjustments for Changes in Common Stock and Certain Other Events

Our board of directors is required to make appropriate adjustments in connection with the Amended Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. If a merger or other reorganization event occurs, our board of directors will provide that all of our outstanding options are to be assumed or substituted by the successor corporation. If the merger or reorganization event also constitutes a change in control event, as defined under the Amended Plan, the assumed or substituted options will become immediately exercisable in full if on or prior to the first anniversary of the reorganization event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or the succeeding corporation without cause, each as defined in the Amended Plan. In the event the succeeding corporation does not agree to assume, or substitute for, outstanding options, then our board of directors will provide that all unexercised options will become exercisable in full prior to the completion of the merger or other reorganization event and that these options will terminate immediately prior to the completion of the merger or other reorganization event if not previously exercised. Our board of directors may also provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of a change in control event that does not also constitute a reorganization event under the Amended Plan, each option will continue to vest according to its original vesting schedule, except that an option will become immediately exercisable in full if on or prior to the first anniversary of the change in control event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or our succeeding corporation without cause.

If a merger or other reorganization event occurs, our repurchase and other rights under outstanding restricted stock Awards will apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to such merger or other reorganization event in the same manner and to the same extent as such repurchase and other rights applied to our common stock under such Awards. If a merger or other reorganization event occurs that also constitutes a change of control event, unless provided to the contrary in the instrument evidencing a restricted stock Award, a restricted stock Award will become immediately vested in full if, on or prior to the first anniversary of the change in control event, the holder’s employment with us or our succeeding corporation is terminated for good reason by the holder or is terminated by us or the succeeding corporation without cause, each as defined in the Amended Plan.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the Amended Plan.

Our board of directors may specify the effect of a merger or other reorganization event or change in control event on any stock appreciation right or other stock unit Award at the time of grant.

Amendment or Termination

Our board of directors generally may amend, modify or terminate any outstanding Award, including substituting another Award therefor, provided that we must obtain the holder’s consent unless our board of directors determines that such action would not materially and adversely affect the holder (other than to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or in connection with certain mergers or other reorganization events) and, without stockholder approval, we cannot amend any outstanding option or stock appreciation right to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of the option or stock appreciation right (other than to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization).

In addition, our board of directors may amend, suspend or terminate the Amended Plan or any portion thereof at any time, except that, to the extent determined by our board of directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained and stockholder approval will be required for any amendment to the Amended Plan that (i) materially increases the number of shares of common stock available for issuance under the Amended Plan (other than an increase to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization) or (ii) materially expands the class of service providers eligible to participate in the Amended Plan. No Award may be granted under the Amended Plan after December 31, 2019, but Awards previously granted may extend beyond that date.

If stockholders do not approve the Amended Plan, the Amended Plan will not go into effect. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be compensation income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise it will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of stock appreciation rights equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely election under Section 83(b) is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise it will be short-term.

Other Stock-Based Units

The tax consequences associated with any other stock-based units granted under the Amended Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Board Recommendation

The board of directors recommends a vote “FOR” the approval of the Second Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan.

PROPOSAL 5 — APPROVAL OF

EMERGENT BIOSOLUTIONS INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

On March 6, 2012, upon the recommendation of the compensation committee, our board of directors adopted, subject to stockholder approval, our 2012 employee stock purchase plan, which we refer to in this proxy statement as the ESPP. The ESPP would provide for 1,000,000 shares to be available for purchase by eligible employees according to its terms. The ESPP is intended to encourage our employees to become stockholders in our company to stimulate their increased interest in our affairs and success, to afford our employees the opportunity to share in our earnings and growth and to promote systematic savings by them. We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel, and we believe that the ability to participate in our ESPP is an attractive feature for our employees and potential employees.

Description of the ESPP

The following is a brief summary of the ESPP. The following description is only a summary of the material terms of the ESPP, and is qualified in its entirety by reference to the ESPP, a copy of which is attached to this proxy statement as Appendix B. You can request a copy of the ESPP by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850. A copy of the ESPP, which is attached to the electronic copy of this proxy statement filed with the SEC, also may be accessed from the SEC’s home page (www.sec.gov).

Eligibility

All employees of the company and any subsidiary of the company designated by the board of directors or compensation committee are eligible to participate provided that they are customarily employed for more than 20 hours a week and for more than five months in a calendar year, and they are employees not later than the last day of the enrollment period for the next applicable plan period. In addition, no employee can be granted an option under the plan that would result in the employee owning common stock and/or options to purchase common stock representing five percent or more of our outstanding capital stock. As of March 19, 2012, 842 employees would have been eligible to participate in the ESPP, including our named executive officers.

Plan Operation

The ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate by completing an enrollment agreement, filing it with our payroll office and authorizing after-tax payroll deductions from their pay. Participation in the ESPP is discretionary, and participants can contribute up to ten percent of their compensation (as defined in the ESPP). On the first day of each six-month offering period between June 1 and November 30 and December 1 and May 31, each employee who is enrolled in the ESPP will automatically receive an option to purchase on the last day of the offering period the largest whole number of shares of common stock that can be purchased with the deductions accumulated as of the last day of the offering period. Employees may not purchase in excess of 800 shares of common stock per offering. In addition, no eligible employee may be granted an option under the ESPP that permits the employee to accrue rights to purchase shares under the ESPP to accrue at a rate that exceeds $25,000 in fair market value (based on the value of the stock on the offering commencement date) of common stock in any given year under the ESPP. We currently anticipate that if the ESPP is approved by stockholders, the initial offering period will begin on December 1, 2012. The offering price of each of the shares purchased in a given offering period will be 85% of the closing price of our common stock on the last day of the offering period. If the total number of shares of common stock specified in elections to be purchased in any offering period exceeds the number of shares remaining available for issuance under the ESPP, we will only issue to participants in that offering that number of shares remaining available for issuance, on a pro-rata basis.

All payroll deductions for the ESPP will be placed in a payroll deduction account maintained for all participating employees. No interest will accrue on the payroll deductions, and an employee participating in the ESPP may not make any additional payments into the account. Employees may purchase common stock under the ESPP only through payroll deductions. A participant may elect to discontinue his or her payroll deductions during an offering period but not elect to withdraw his or her funds. In such cases, funds deducted prior to his or her election to discontinue shall be applied to the purchase of common stock on the last day of the offering period. If an employee withdraws from participation during an offering period, the amounts contributed to the ESPP will be refunded immediately without interest and the employee’s option granted for such offering period will automatically terminate. At the end of each offering period, the accumulated payroll contributions of each employee who continues to participate in the plan as of such date will be used to purchase shares of common stock (at the option price described above) subject to the limitations described above.

The value of the common stock purchased will vary based on the fair market value of our common stock on the last day of the offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the ESPP are not currently determinable.

Administration

The ESPP shall be administered by the board of directors, which has delegated its authority to the compensation committee. The board of directors or compensation committee has authority to make rules and regulations for the administration of the ESPP and its interpretation and decisions with regard thereto shall be final and conclusive. To the extent permitted by applicable law, the board of directors or compensation committee shall have the authority to delegate to the chief executive officer such authority with respect to the administration of the ESPP as the board of directors or compensation committee, in its sole discretion, deems advisable from time to time.

The board of directors may amend the ESPP at any time. However, the ESPP may not be amended in any way that will cause rights issued thereunder to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Internal Revenue Code including stockholder approval if required. The board of directors can terminate the ESPP at any time. Upon termination of the ESPP all amounts in the accounts of participants shall be promptly refunded. The board of directors may allow employees who are citizens or residents of foreign jurisdictions to participate in an offering period or establish sub-plans for the benefit of such foreign employees to the extent such actions are in compliance with Section 423 of the Internal Revenue Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the ESPP complies with Section 423 of the Internal Revenue Code. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on whether the participant disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; or

•	the difference between the fair market value of the stock on the date of disposition and the purchase price.

Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Board Recommendation

The board of directors recommends a vote “FOR” the approval of the 2012 Employee Stock Purchase Plan

SOLICITATION OF PROXIES

We are conducting the solicitation of proxies, and the cost of solicitation will be borne by Emergent BioSolutions. In addition to the solicitation of proxies by mail and pursuant to Rule 14a-16 under the Exchange Act, officers and employees of Emergent BioSolutions may solicit proxies in person, by telephone or facsimile. We will reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS

In order to be included in proxy material for our 2013 annual meeting of stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, Emergent BioSolutions Inc., Attn: Corporate Secretary, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850 no later than December 10, 2012. However, if the date of the 2013 annual meeting is changed by more than 30 days from the date of the 2012 annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2013 annual meeting. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2013 annual meeting, the required notice must be received by our corporate secretary at our principal executive offices no earlier than January 17, 2013 and no later than February 16, 2013.

OTHER MATTERS

Our board of directors has no knowledge of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

By Order of the Board of Directors,

Jay G. Reilly

Vice President, General Counsel and Corporate Secretary

Rockville, Maryland

April 6, 2012

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL

MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR

PROXY AS SOON AS POSSIBLE. A PROMPT RESPONSE WILL GREATLY FACILITATE

ARRANGEMENTS FOR THE MEETING. STOCKHOLDERS WHO ATTEND THE

MEETING MAY VOTE THEIR STOCK IN PERSON EVEN THOUGH THEY HAVE

PREVIOUSLY SUBMITTED A PROXY.

Appendix A

SECOND AMENDED AND RESTATED

EMERGENT BIOSOLUTIONS INC. 2006 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Second Amended and Restated 2006 Stock Incentive Plan (the “Plan”) of Emergent BioSolutions Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. The Plan amends and restates the 2006 Stock Incentive Plan (the “Original Plan”) that was originally adopted by the board of directors of the Company (the “Board”) on October 25, 2006 and approved by the stockholders on October 27, 2006 and was amended by the Board as of March 6, 2012 and approved by the stockholders on                 . Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-unit awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Maximum Number of Shares. An aggregate of 2,500,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) shall be added to the 8,678,826 shares issuable or transferable under the Plan as of July 1, 2009 for a total of 11,178,826 shares.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash, or results in any shares of Common Stock not being issued, the unused shares of Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for future grant of Awards. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Notwithstanding anything to the contrary herein, with respect to Stock Appreciation Rights settled in shares of Common Stock upon exercise, the aggregate number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised, rather than the number of shares of Common Stock actually issued upon exercise, shall be counted against the number of shares of Common Stock available for Awards under the Plan.

(b) Computing the Total Number of Shares of Common Stock Available Under the Plan. For purposes of computing the maximum aggregate number of shares of Common Stock available for issuance under the Plan, the following rules shall apply:

(i)	Any shares of Common Stock made subject to Awards of Options or Stock Appreciation Rights shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one (1) share of Common Stock for every one (1) share of Common Stock granted.

(ii)	Any shares of Common Stock made subject to Awards of Restricted Stock shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one and one half (1.86) shares of Common Stock for every one (1) share of Common Stock granted.

(iii)	Any shares of Common Stock made subject to Awards of Restricted Stock Units shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one and one half (1.86) shares of Common Stock for every one (1) share of Common Stock granted.

(iv)	Any shares of Common Stock made subject to Other Stock Unit Awards shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one and one half (1.86) shares of Common Stock for every one (1) share of Common Stock granted.

(c) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 287,700 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per Participant limit described in this Section 4(c) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the sublimit set forth in this section.

(d) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock unit awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Emergent BioSolutions Inc., any of Emergent BioSolutions Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

(d) Duration and Vesting of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement subject to the limitations of the Plan; provided, however, that no Option granted before March 6, 2012 will be granted for a term in excess of 10 years and no Option granted on or after March 6, 2012 will be granted for a term in excess of 7 years. Options granted to Participants other than non-employee directors that vest solely based on the passage of time shall not vest (i) prior to the first anniversary of the date of grant; (ii) as to more than one-third of the Award prior to the second anniversary of the date of grant; and (iii) as to more than two-thirds of the Award prior to the third anniversary of the date of grant. Options to non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant; (ii) as to more than one-third of the Award prior to the earlier of the second anniversary of the date of grant and the date of the second annual meeting held after the date of grant; and (iii) as to more than two-thirds of the Award prior to the earlier of the third anniversary of the date of grant and the date of the third annual meeting held after the date of grant. Notwithstanding the foregoing, the Board or the Committee, either at the time the Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the vesting date specified above, in the event of the death or disability of the Participant, the termination of the Participant’s employment by or service to the Company under specified circumstances, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company. Options that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant). The four foregoing sentences shall only apply to Options granted on or after March 6, 2012. The foregoing minimum vesting requirements shall not apply to Options and Stock Appreciation Rights granted, in the aggregate, for up to 10% of the authorized number of shares specified in Section 4(a).

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Subject to Section 10(e), shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i) in cash or by check, payable to the order of the Company;

(ii) except as otherwise provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iii) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(iv) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(v) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders or is pursuant to Section 9 of the Plan: (i) outstanding Options granted under the Plan may not be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (ii) the Board may also not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (iii) the Board may not cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value or (iv) the Board may not take any other action under the Plan that constitutes a “repricing” under the rules of the New York Stock Exchange (“NYSE”).

6. Stock Appreciation Rights (a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(i) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a

Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option. No tandem SAR may have a base amount that is less than 100% of the fair market value of a share of Common Stock on the date of grant. No tandem SAR granted prior to March 6, 2012 may have a term of more than ten (10) years from the date of grant and no tandem SAR granted on or after March 6, 2012 may have a term of more than seven (7) years from the date of grant.

(ii) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exerciseable at such time or times, and on such conditions, as the Board may specify in the SAR Award; provided, however, that the base amount specified on the date of grant to calculate appreciation shall be no less than 100% of the fair market value of a share of Common Stock on the date of grant and the maximum term of any Stock Appreciation Right shall (i) with respect to Stock Appreciation Rights granted prior to March 6, 2012, be no more than ten (10) years from the date of grant and (ii) with respect to Stock Appreciation Rights granted on or after March 6, 2012 be no more than seven (7) years from the date of grant.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(d) Vesting. Stock Appreciation Rights granted to Participants other than non-employee directors that vest solely based on the passage of time shall not vest (i) prior to the first anniversary of the date of grant; (ii) as to more than one-third of the Award prior to the second anniversary of the date of grant; and (iii) as to more than two-thirds of the Award prior to the third anniversary of the date of grant. Stock Appreciation Rights granted to non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant; (ii) as to more than one-third of the Award prior to the earlier of the second anniversary of the date of grant and the date of the second annual meeting held after the date of grant; and (iii) as to more than two-thirds of the Award prior to the earlier of the third anniversary of the date of grant and the date of the third annual meeting held after the date of grant. Notwithstanding the foregoing, the Board or the Committee, either at the time the Stock Appreciation Right is granted or at any time thereafter, may allow an Stock Appreciation Right to accelerate and become vested, in whole or in part, prior to the vesting date specified above, in the event of the death or disability of the Participant, the termination of the Participant’s employment by or service to the Company under specified circumstances, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company. Stock Appreciation Rights that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant). The four foregoing sentences shall only apply to Stock Appreciation Rights granted on or after March 6, 2012. The foregoing minimum vesting requirements shall not apply to Options and Stock Appreciation Rights granted, in the aggregate, for up to 10% of the authorized number of shares specified in Section 4(a).

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders or is pursuant to Section 9 of the Plan: (i) outstanding Stock Appreciation Rights granted under the Plan may not be amended to provide a base price per share that is lower than the then-current base price per share of such outstanding Stock Appreciation Right, (ii) the Board may also not cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a base price per share lower than the then-current base price per share of the cancelled stock appreciation right, (iii) the Board may not cancel in exchange for a cash payment any outstanding Stock Appreciation Right with a base price per share above the then-current Fair Market Value or (iv) the Board may not take any other action under the Plan that constitutes a “repricing” under the rules of the NYSE.

7. Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, provided that for Restricted Stock Awards granted on or after March 6, 2012, the following minimum vesting provisions shall apply. Restricted Stock Awards granted to Participants other than non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the first anniversary of the date of grant; (ii) as to more than one-third of the Award prior to the second anniversary of the date of grant; and (iii) as to more than two-thirds of the Award prior to the third anniversary of the date of grant. Restricted Stock Awards granted to non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant; (ii) as to more than one-third of the Award prior to the earlier of the second anniversary of the date of grant and the date of the second annual meeting held after the date of grant; and (iii) as to more than two-thirds of the Award prior to the earlier of the third anniversary of the date of grant and the date of the third annual meeting held after the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time (excluding Performance Awards granted pursuant to Section 10(i)) shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant and date of the first annual meeting held after the date of grant).

The foregoing minimum vesting requirements shall not apply to Restricted Stock Awards and Other Stock-Unit Awards granted, in the aggregate, for up to 10% of the authorized number of shares specified in Section 4(a). Notwithstanding any other provision of the Plan (other than Section 9(i), if applicable), the Board or Committee may, either at the time a Restricted Stock Award is made or at any time thereafter, waive any right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, in the event of the death or disability of the Participant, the termination of the Participant’s employment by or service to the Company under specified circumstances, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(c) Additional Provisions Relating to Restricted Stock

(i) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock.

(ii) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units

(i) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(ii) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(iii) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8. Other Stock-Unit Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto, provided that for Other Stock Unit Awards granted on or after March 6, 2012 the following minimum vesting provisions shall apply.

Other Stock Unit Awards granted to Participants other than non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the first anniversary of the date of grant; (ii) as to more than one-third of the Award prior to the second anniversary of the date of grant; and (iii) as to more than two-thirds of the Award prior to the third anniversary of the date of grant. Other Stock Unit Awards granted to non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant; (ii) as to more than one-third of the Award prior to the earlier of the second anniversary of the date of grant and the date of the second annual meeting held after the date of grant; and (iii) as to more than two-thirds of the Award prior to the earlier of the third anniversary of the date of grant and the date of the third annual meeting held after the date of grant. Other Stock Unit Awards that do not vest solely based on the passage of time (excluding Performance Awards granted pursuant to Section 10(i)) shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant and date of the first annual meeting held after the date of grant).

The foregoing minimum vesting requirements shall not apply to Restricted Stock Awards and Other Stock-Unit Awards granted, in the aggregate, for up to 10% of the authorized number of shares specified in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 9(i), if applicable), the Board or Committee may, either at the time a Stock Unit Award is made or at any time thereafter, waive any right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Stock Unit Award, in whole or in part, in the event of the death or disability of the Participant, the termination of the Participant’s employment by or service to the Company under specified circumstances, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(c), (iii) the share- and per-share provisions and the exercise price of each SAR, (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to any outstanding Options are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then optionees who exercise such Options between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization and Change in Control Events

(i)	Definitions

(A)	A “Reorganization Event” shall mean:

(1)	any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(2)	any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(3)	any liquidation or dissolution of the Company.

(B)	A “Change in Control Event” shall mean:

(1)

the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d 3 promulgated under the Exchange Act) 50% or more of either (x) the aggregate number of shares of Common Stock then-outstanding (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

(2)	such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (3) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(3)	the liquidation or dissolution of the Company.

(C)	“Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(D)	“Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company, (ii) willful misconduct by the Participant which affects the business reputation of the Company, (iii) material breach by the Participant of any employment, consulting, confidentiality, non-competition or non-solicitation agreement with the Company, (iv) conviction or plea of nolo contendere (no contest) by the Participant to a felony, or (v) commission by the Participant of any act involving fraud, theft or dishonesty with respect to the Company’s business or affairs. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(ii) Effect on Options

(A)	Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation or the Participant’s service on the Board is terminated. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, some or all of such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide with respect to any Options that are not to be acquired by an acquiring or succeeding corporation that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the

“Acquisition Price”), then the Board may instead provide that all such outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options and any applicable tax withholdings.

(B)	Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, then outstanding Option shall continue to become vested in accordance with the original vesting schedule set forth in such Option, provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(iii) Effect on Restricted Stock Awards

(A)	Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(B)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each then outstanding Restricted Stock Award shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, provided, however, that each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(iv) Effect on Stock Appreciation Rights and Other Stock Unit Awards

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant, except as may be otherwise provided in an Award agreement; provided, however, that the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, domestic partner, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Registration

Statement on Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such authorized transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award; and, provided, further, that no option intended to be an incentive stock option shall be transferable unless the Board shall otherwise permit. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings, Sections 5(d), 6(d), 7(b) and 8 with respect to minimum vesting of Awards, Section 9(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof; provided further, notwithstanding anything to the contrary herein, the Board shall have no authority to amend, modify or terminate any outstanding Award that has the same effect of actions expressly prohibited by Section 5(g) and requires approval by the Company’s stockholders.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as provided in Sections 5(d), 6(d), 7(b), 8 and 9(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards

(i) Grants. Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(c) on shares covered by such grants. Restricted Stock Awards and Other Stock Unit Awards granted pursuant to this Section 10(i) shall be counted against the shares available for issuance under the Plan in the accordance with the computation rules of Section 4(b). Performance Awards can also provide for cash payments of up to $750,000 per calendar year per individual. Performance Awards shall not vest prior to the first anniversary of the date of grant. If Dividends or Dividend Equivalents are granted in connection with a Performance Award, such Dividend or Dividend Equivalent shall be paid only if the performance goal or goals associated with such Performance Award are satisfied.

(ii) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(iii) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total stockholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(iv) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.

(v) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective immediately prior to the closing of the Company’s initial public offering. No Awards shall be granted prior to (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders. The Plan shall expire on December 31, 2019.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained; provided further, that stockholder approval shall be required for any amendment to the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan (other than an increase to reflect an adjustment described in Section 9) or (ii) materially expands the class of service providers eligible to participate in the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(g) Compliance with Code Section 409A. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by Lydall in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Approved by the Board of Directors of Emergent BioSolutions Inc. on March 6, 2012, subject to stockholder approval.

Approved by the stockholders of Emergent BioSolutions Inc. on .

Appendix B

EMERGENT BIOSOLUTIONS INC

2012 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Emergent BioSolutions Inc. (the “Corporation”) and certain of its subsidiaries with opportunities to purchase shares of the Corporation’s common stock, $0.001 par value (the “Common Stock”). One million (1,000,000) shares of Common Stock in the aggregate have been approved for this purpose, subject to any adjustment pursuant to Section 16 hereof. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.

1. Definitions.

(a) “Acquisition Price” shall have the meaning set forth in Section 16(b)(ii).

(b) “Board” shall mean the board of directors of the Corporation.

(c) “Code” shall have the meaning set forth in the Preamble.

(d) “Committee” shall mean the Compensation Committee of the Corporation.

(e) “Compensation” shall mean the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding all of the following: overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock or restricted stock units, income or gains on the exercise of Corporation stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement. Notwithstanding the foregoing, Compensation may include in the case of salespersons, sales commissions to the extent determined allowable by the Plan Manager.

(f) “Corporation” shall have the meaning set forth in the Preamble.

(g) “December Plan Period” shall mean the Plan Period commencing on December 1 and ending on May 31, provided that the Plan Manager shall have the authority to change the start and/or end date of the December Plan Period in his or her sole discretion.

(h) “Designated Subsidiary” shall have the meaning set forth in Section 3.

(i) “Eligible Employee” shall mean any employee of the Corporation who satisfies the criteria set forth in Section 3 hereof.

(j) “Enrollment Period” shall mean (i) for the December Plan Period, the period of time commencing the first Monday in the November preceding the December Plan Period and ending the close of business of the third Monday in November preceding the December Plan Period and (ii) for the June Plan Period, the period of time commencing the first Monday in the May preceding the June Plan Period and ending the close of business of the third Monday in May preceding the June Plan Period, provided that the Plan Manager shall have the authority to change the start and/or end date of any Enrollment Period in his or her sole discretion.

(k) “Exercise Date” shall mean the last day of the Plan Period.

(l) “June Plan Period” shall mean the Plan Period commencing on June 1 and ending on November 30, provided that the Plan Manager shall have the authority to change the start and/or end date of the December Plan Period in his or her sole discretion.

(m) “Offering Commencement Date” shall mean the first day of the Plan Period.

(n) “Option” shall have the meaning set forth in Section 10(a).

(o) “Option Price” shall have the meaning set forth in Section 10(b).

(p) “Participant” shall mean an Eligible Employee who elects to participate in the Plan.

(q) “Plan Manager” shall mean the chief executive officer of the Corporation.

(r) “Plan Period” shall have the meaning set forth in Section 4 hereof.

(s) “Plan Year” shall mean the twelve (12) consecutive month period beginning December 1 and ending the following November 30.

(t) “Reorganization Event” shall have the meaning set forth in Section 16(b)(i).

2. Administration. The Plan shall be administered by the Board or, to the extent delegated by the Board, by the Committee. The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive. To the extent permitted by applicable law, the Board and the Committee shall have the authority to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Board or the Committee, in its sole discretion, deems advisable from time to time.

3. Eligibility. All employees of the Corporation and all employees of any subsidiary of the Corporation (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in Offerings of Options (as defined in Section 10) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Corporation or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they are employees of the Corporation or a Designated Subsidiary not later than the last day of the Enrollment Period for the next applicable Plan Period.

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Corporation retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

4. Offerings. The Corporation shall make one or more offerings per Plan Year to employees to purchase stock under this Plan. Each offering shall extend for a six (6) month period referred to as a “Plan Period” during which payroll deductions shall be made pursuant to Section 6 hereof and held for the purchase of Common Stock at the end of the Plan Period. The Plan Manager may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings and/or choose a different commencement date for Offerings under the Plan.

5. Participation. An Eligible Employee may participate in an Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office prior to the expiration of the applicable Enrollment Period preceding a Plan Period. The form shall authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions shall continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect.

6. Deductions. The Corporation shall maintain payroll deduction accounts for all Participants. With respect to any Offering made under this Plan, a Participant may authorize a payroll deduction in any amount, expressed solely in whole percentages, of not less than one (1)% and not exceeding ten (10)% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate.

7. Deduction Changes. A Participant may discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form. However, a Participant may not increase his or her payroll deduction during a Plan Period. If a Participant elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section hereof, funds deducted prior to his or her election to discontinue shall be applied to the purchase of Common Stock on the Exercise Date (as defined below).

8. Interest. Interest shall not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

9. Withdrawal of Funds. A Participant may at any time prior to the close of business on the Exercise Date and for any reason permanently draw out the balance accumulated in the Participant’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

10. Purchase of Shares.

(a) Number of Shares. On the Offering Commencement Date of each Plan Period, the Corporation shall grant to each Participant an option (an “Option”) to purchase on the Exercise Date, at the Option Price, the largest number of whole shares of Common Stock which can be purchased with the deductions accumulated as of the Exercise Date; provided however the maximum number of Common Stock an eligible employee may purchase during each Plan Period shall be 800; provided, further, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Corporation and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time.

(b) Option Price. The “Option Price” shall be 85% of the closing price of the Common Stock on the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.

(c) Exercise of Option. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Corporation the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date shall pay for, but not in excess of the maximum numbers determined in the manner set forth above.

(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period shall be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock shall be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

11. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Corporation’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Corporation may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

12. Rights on Retirement, Death or Termination of Employment. If a Participant’s employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the Participant’s account shall be paid to the Participant. In the event of the Participant’s death before the last business day of a Plan Period, the Corporation shall, upon notification of such death, pay the balance of the Participant’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Corporation, to such other person(s) as the Corporation may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which a Participant is employed ceases to be a subsidiary of the Corporation, or if the Participant is transferred to a subsidiary of the Corporation that is not a Designated Subsidiary, the Participant shall be deemed to have terminated employment for the purposes of this Plan.

13. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.

14. Options Not Transferable. Options under this Plan are not transferable by a Participant other than by shall or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

15. Application of Funds. All funds received or held by the Corporation under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

16. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 10, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(i) Definition. A “Reorganization Event” shall mean: (1) any merger or consolidation of the Corporation with or into another entity as a result of which all of the Common Stock of the Corporation is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any exchange of all of the Common Stock of the Corporation for cash, securities or other property pursuant to a share exchange or other transaction or (3) any liquidation or dissolution of the Corporation.

(ii) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (1) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to employees, provide that all outstanding Options shall be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options shall become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (3) upon written notice to employees, provide that all outstanding Options shall be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions shall be returned to participating employees on such date, (4) in the event of a Reorganization Event under the terms of which holders of Common Stock shall receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 10(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 10(a), minus (B) the result of multiplying such number of shares by such Option Price, (5) provide that, in connection with a liquidation or dissolution of the Corporation, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (6) any combination of the foregoing.

For purposes of clause (1) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Corporation may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

17. Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Corporation is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering exceeds the number of shares remaining available for issuance under this Plan, the Plan Manager shall only issue to Participants in that Offering that number of shares remaining available for issuance on a pro-rata basis. The number of shares to be issued to each Participant shall be based on the proportion of (i) such Participant’s payroll deductions accumulated as of the applicable Offering Date to (ii) the aggregate payroll deductions accumulated as of the applicable Offering Date for such Offering.

19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of Participants shall be promptly refunded.

20. Governmental Regulations. The Corporation’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock or from any other proper source.

23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Corporation notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24. Grants to Employees in Foreign Jurisdictions. The Corporation may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Corporation or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Corporation or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Corporation or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Corporation may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

25. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

26. Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Corporation may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

27. Effective Date and Approval of Shareholders. The Plan shall take effect on May 17, 2012 subject to approval by the shareholders of the Corporation as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on March 6, 2012

Approved by the stockholders on

ANNUAL MEETING OF STOCKHOLDERS OF

EMERGENT BIOSOLUTIONS INC.

May 17, 2012

Dear Stockholder:

Please take note of the important information accompanying this proxy card. There are matters related to the operation of Emergent Biosolutions that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please vote your shares using one of the methods described on the reverse side of this proxy card. Thank you in advance for your prompt consideration of these matters.

Sincerely,

Emergent BioSolutions Inc.

☐	¢

EMERGENT BIOSOLUTIONS INC.

2273 RESEARCH BOULEVARD, SUITE 400

ROCKVILLE, MARYLAND 20850

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

The undersigned, revoking all prior proxies, hereby appoints Fuad El-Hibri, R. Don Elsey and Jay G. Reilly as proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Emergent BioSolutions Inc. (the “Company”) held of record by the undersigned as of March 19, 2012 at the Annual Meeting of Stockholders to be held on May 17, 2012 at 9:00 a.m., Eastern time, at the Intercontinental Harbor Court Baltimore, 550 Light Street, Baltimore, MD 21202 and at any adjournment or postponement thereof, and, in their discretion, on any other matters properly presented for a vote at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL CLASS III DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 4 AND 5.

(Continued and to be signed on the reverse side)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

EMERGENT BIOSOLUTIONS INC.

May 17, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
Vote online/phone until 11:59 PM Eastern time the day before the meeting.	ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/29089Q

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20330330030000000000 4	051712

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL CLASS III DIRECTOR NOMINEES

AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. To elect the following three (3) nominees as Class III Directors, each for a term of three years.			2. To ratify of the selection by the audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)		NOMINEES: O Daniel J. Abdun-Nabi O Dr. Sue Bailey O John E. Niederhuber, M.D

			3. To approve the compensation of our named executive officers, on an advisory basis.	☐	☐	☐

4.   To approve our Second Amended and Restated 2006 Stock Incentive Plan, which is proposed primarily for, among other purposes, increasing the number of shares authorized for issuance under our Amended and Restated 2006 Stock Incentive Plan by 2,500,000 shares.

				☐	☐	☐

			5. To approve our 2012 Employee Stock Purchase Plan.	☐	☐	☐
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		The board of directors recommends that you vote FOR the election of each of the Class III director nominees, and FOR Proposals 2, 3, 4 and 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¢	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF STOCKHOLDERS OF

EMERGENT BIOSOLUTIONS INC.

May 17, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://materials.proxyvote.com/29089Q

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20330330030000000000 4	051712

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL CLASS III DIRECTOR NOMINEES

AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. To elect the following three (3) nominees as Class III Directors, each for a term of three years.			2. To ratify of the selection by the audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)		NOMINEES: O Daniel J. Abdun-Nabi O Dr. Sue Bailey O John E. Niederhuber, M.D

			3. To approve the compensation of our named executive officers, on an advisory basis.	☐	☐	☐

4.   To approve our Second Amended and Restated 2006 Stock Incentive Plan, which is proposed primarily for, among other purposes, increasing the number of shares authorized for issuance under our Amended and Restated 2006 Stock Incentive Plan by 2,500,000 shares.

				☐	☐	☐
			5. To approve our 2012 Employee Stock Purchase Plan.	☐	☐	☐
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		The board of directors recommends that you vote FOR the election of each of the Class III director nominees, and FOR Proposals 2, 3, 4 and 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¢	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢